                                                                   Exhibit 10.12


                               HILLS PLAZA PHASE I

                                  OFFICE LEASE

                       SHORENSTEIN REALTY INVESTORS, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP,
                                    Landlord

                                       and

                                 CKS GROUP, INC.
                                     Tenant

                           DATED AS OF: February 29,1996

                                TABLE OF CONTENTS

Paragraph                                                                                 Page
---------                                                                                 ----
 1.    Premises ................................................................    1
 2.    Definitions .............................................................    1
 3.    Term; Delivery of Possession of Premises ................................    2
 4.    Condition of Premises; Improvement Advance ..............................    3
 5.    Monthly Rent ............................................................    4
 6.    Security Deposit ........................................................    5
 7.    Additional Rent: Increases in Operating Expenses and Tax Expenses .......    6
 8.    Use of Premises; Compliance with Law ....................................    9
 9.    Alterations and Restoration .............................................   10
10.    Repair ..................................................................   12
11.    Abandonment .............................................................   13
12.    Liens ...................................................................   13
13.    Assignment and Subletting ...............................................   14
14.    Indemnification of Landlord .............................................   16
15.    Insurance ...............................................................   17
16.    Mutual Waiver of Subrogation Rights .....................................   18
17.    Utilities ...............................................................   19
18.    Personal Property and Other Taxes .......................................   21
19.    Rules and Regulations ...................................................   21
20.    Surrender; Holding Over .................................................   21
21.    Subordination and Attornment ............................................   22
22.    Financing Condition .....................................................   22
23.    Entry by Landlord .......................................................   22
24.    Insolvency or Bankruptcy ................................................   23
25.    Default and Remedies ....................................................   23
26.    Damage or Destruction ...................................................   25
27.    Eminent Domain ..........................................................   26
28.    Landlord's Liability; Sale of Building ..................................   27
29.    Estoppel Certificates ...................................................   27
30.    Right of Landlord to Perform ............................................   27
31.    Late Charge .............................................................   28
32.    Attorneys' Fees; Waiver of Jury Trial ...................................   28
33.    Waiver ..................................................................   28
34.    Notices .................................................................   28
35.    Notice of Surrender .....................................................   29
36.    Defined Terms and Marginal Headings .....................................   29
37.    Time and Applicable Law .................................................   29
38.    Successors ..............................................................   29
39.    Entire Agreement; Modifications .........................................   29
40.    Light and Air ...........................................................   29
41.    Name of Building ........................................................   29
42.    Severability ............................................................   29
43.    Authority ...............................................................   29
44.    No Offer ................................................................   29
45.    Hazardous Substance Disclosure ..........................................   29
46.    Real Estate Brokers .....................................................   30
47.    Parking .................................................................   30
48.    Option to Install Telecommunications Installation .......................   30
49.    Storage .................................................................   32
50.    Deleted .................................................................   33
51.    Right of First Offer ....................................................   33
52.    Renewal Option ..........................................................   35
53.    Temporary Premises ......................................................   35
54.    Cable Television Service ................................................   37
55.    Quiet Enjoyment .........................................................   37

EXHIBITS*
---------
A - Outline of Premises
B - Rules and Regulations
C - Appraisal Procedure
D - Temporary Premises

                                      LEASE


         THIS LEASE is made as of the 29 day of February, 1996, between SHORENSTEIN REALTY INVESTORS, L.P., a California limited partnership ("Landlord") and CKS GROUP, INC., a Delaware corporation ("Tenant").

         1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, those three increments of space, shown outlined and labeled, respectively, "Increment 1", "Increment 2", and "Increment 3" on the attached Exhibit A (individually, "Increment 1", "Increment 2", and "Increment 3", and collectively the "Increments"). The term "Premises" as used herein shall refer collectively to the Increments then delivered to Tenant. The Premises are located on the floor(s) specified in Paragraph 2 below of the building (the "Building") presently known as Hills Plaza Phase I, located at 345 Spear Street, San Francisco, California. The Building is part of a combined office, retail and residential condominium project (the "Project") located on the entire block of Spear Street between Harrison Street and Folsom Street, in San Francisco, California. The Building, the parcel(s) of land (the "Land") on which the Building is located and any other improvements on the Land, the common areas of the Project and the underground garage for the Project are referred to herein as the "Real Property".

         Tenant's lease of the Premises shall include the right to use, in common with others, the lobbies, entrances, stairs, elevators and other common areas of the Building and the common areas of the Project. References hereinafter to the "common areas" shall refer to the common areas of the Building and the common areas of the Project. Landlord reserves the right, without notice to Tenant, to (i) close off any common areas or to change the size, shape or nature thereof so long as such changes do not materially adversely affect tenant's beneficial use of the Premises, and (ii) erect any other structures or improvements on the common areas or convert any portion of tile common areas to a portion of the Building or other buildings, or convert any portion of the Building to common areas. All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and, subject to the provisions of Paragraph 23 below, Landlord shall have rights of access through the Premises for the purpose of operating, maintaining, repairing and improving the same.

         2. Definitions. As used herein, the following terms shall have the meaning specified below:

            a. Floor on which the Premises are located: Fifth (5th). Landlord and Tenant agree that for the purpose of this Lease, the Premises shall be deemed to contain 12,865 rentable square feet of space.

            b. Lease Term: Five (5) years, commencing on April 1, 1996 (the
               "Commencement Date"), and ending on March 31, 2001 (the "Expiration Date").

               Notwithstanding the foregoing, Landlord and Tenant acknowledge that the provisions of Paragraph 53 below (and the balance of the Lease to the extent required to interpret or enforce the parties' respective rights and duties under such Paragraph) are effective as of the date hereof.

            c. Monthly Rent: The respective sums set forth as follows:

                          Period                                   Monthly Rent
                          ------                                   ------------
               Commencing on April 1, 1996, and
               continuing through September 30, 1996.              $20,034.00

               Commencing on October 1, 1996 and
               continuing through the Expiration Date.             $25,730.00


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
                  The Monthly Rent amounts set forth above are subject to possible partial abatement, in accordance with the provisions of Paragraph 3.b. below, in connection with a delayed delivery of Increment 2 and/or Increment 3 of the Premises.

         d. Security Deposit: Twenty-Five Thousand Seven Hundred Thirty Dollars ($25,730.00).

         e. Tenant's Share: 2.84% during the period commencing on the Commencement Date and continuing through and including September 30, 1996 (which 2.84% includes only Tenant's Share of 2.09% attributable to Increment 1 of the Premises and Tenant's Share of 0.75% attributable to Increment 2 of the Premises), and 3.65% thereafter (which 3.65% includes Tenant's Share attributable to all Increments of the Premises).

         f.       Base Year: The calendar year 1996.
                  Base Tax Year: The fiscal tax year ending June 30, 1996.

         g.       Business of Tenant: Advertising and Marketing.

         h. Real Estate Brokers: Whiney Cressman Limited and Shorenstein Management. Inc.

3.       Term: Delivery of Possession of Premises.

         a. Term. The term of this Lease shall commence on the Commencement Date (as defined in Paragraph 2.b.) and, unless sooner terminated pursuant to the terms hereof, shall expire on the Expiration Date (defined in Paragraph 2.b.).

         b. Delayed Delivery. Landlord and Tenant mutually acknowledge that Tenant is now, and will be at the commencement of the Term of this Lease, in possession of Increment 1 of the Premises pursuant to the terms of a sublease between Tenant's affiliate, Cleary, Kvamme & Suiter, Inc., as subtenant, and Landels, Ripley & Diamond ("Landels"), as sublessor, the term of which sublease is presently scheduled to expire on March 31, 1996. Landlord and Tenant further acknowledge that Increment 1 and Increment 2 of the Premises are presently leased by Landlord to Landels pursuant to a lease which is scheduled to expire on March 31, 1996, and that Increment 3 of the Premises is presently leased to another tenant of Landlord for a term which is scheduled to expire on September
14. 1996. Landlord shall use commercially reasonable, good-faith efforts to deliver Increment 2 of the Premises to Tenant on Hay 1, 1996, or as soon thereafter as possible, and to deliver Increment 3 of the Premises to Tenant on October 1, 1996, or as soon thereafter as possible. Notwithstanding the foregoing or the provisions of Paragraphs 2.c. and 2.e. above, if Landlord, for any reason whatsoever, cannot deliver possession Increment 2 of the Premises to Tenant on or before May 1, 1996, or cannot deliver possession of Increment 3 of the Premises to Tenant on or before October 1, 1996, this Lease shall not be void or voidable, except as specified below, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the Monthly Rent under Paragraph 5 below and the Additional Rent payable under Paragraph 7 below shall be abated as follows. If Landlord does not deliver Increment 2 of the Premises to Tenant on or before April 1, 1996, Monthly Rent in the amount of $5,290.00 per month and the Additional Rent payable under Paragraph 7 below with respect to such Increment shall be abated for the period from the scheduled Commencement Date through and including the day preceding the date Landlord delivers possession of Increment 2 to Tenant. If Landlord does not deliver Increment 3 of the Premises to Tenant on or before October 1, 1996, Monthly Rent in the amount of $5,696.00 per month and the Additional Rent payable under Paragraph 7 below with respect to Increment 3 shall be abated for the period commencing on October 1, 1996, through and including the day preceding the date Landlord delivers possession of Increment 3 of the Premises to Tenant. If Landlord cannot deliver Increment 2 of the Premises to Tenant by October 1, 1996 (the "Delivery Deadline"), or cannot deliver Increment 3 of the Premises to Tenant by April 1, 1997 (also a "Delivery Deadline"), then Tenant may terminate this Lease upon written notice to Landlord given within five (5) calendar days after the applicable Delivery Deadline. No delay in delivery of possession of any Increment of the Premises shall operate to extend the term of this Lease or, except as otherwise provided in this Paragraph 3, amend Tenant's obligations under this Lease.

                  c. Early Delivery and Early Occupancy. If Landlord delivers legal possession of, and Tenant takes occupancy of, Increment 1 and/or Increment 2 of the Premises prior to the Commencement Date provided for in Paragraph 2.b. above, as mutually agreed by Landlord and Tenant after the execution of this Lease, then the Commencement Date of the Lease shall be the date of such early occupancy by Tenant; provided, however, that the Expiration Date shall not be affected by such early occupancy. If Landlord delivers and Tenant takes occupancy of Increment 3 of the Premises prior to October 1, 1996, then the increase in Monthly Rent and the increase in Tenant's Share scheduled for October 1, 1996, as set forth in Paragraphs 2.c. and 2.e. above, shall be effective on the date of such early delivery and occupancy.

         4.       Condition of Premises: Improvement Advance.

                  a. Premises "As-Is". Tenant shall accept the Premises in their "as is" state and condition and, except as specifically provided in this Paragraph 4, Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Premises to prepare the Premises for Tenant's occupancy.

                  b. Increment 2 and Increment 3. Landlord, at Landlord's sole cost, shall shampoo the carpeting throughout Increment 2 and Increment 3 of the Premises prior to delivery of such Increments to Tenant and shall deliver such Increments to Tenant broom clean.

                  c. Improvement Advance. At Tenant's written request, accompanied by the proof described below that Tenant's financial standing for the prior year meets the minimum standard set forth in the following paragraph of this Paragraph 4. c. , Landlord shall from time to time provide Tenant with advances of up to a total of $321,625.00 (the "Improvement Advances") to be applied toward the cost of any Alterations (as defined in Paragraph 9.a. below) constructed in the Premises in accordance with Paragraph 9 hereof during the first two (2) years of the Lease Term and for which proper invoices and lien waivers (as described below) are received during the first two (2) years of the Lease Term, subject to the restrictions described below. Notwithstanding the foregoing, no portion of an Improvement Advance may be applied to (1) Alterations made to any portion of the Premises which is then the subject of a sublease, or (2) Alterations made to prepare any portion of the Premises for a proposed or anticipated subtenant or assignee. Alterations to which an Improvement Advance may be applied are sometimes collectively referred to herein as "Qualifying Alterations". Interest shall accrue on sums from time to time disbursed hereunder at the rate of ten percent (10%) per annum.

         Landlord shall have no obligation to make any Improvement Advance unless Tenant provides Landlord with proof that Tenant's financial standing for the immediately prior year meets, at a minimum, the following standards:

         (A) $21,000,000 in total shareholders' equity, as shown on a year-end consolidated balance sheet of the CKS Group, Inc., and subsidiaries, for the immediately prior year, audited by independent certified public accountants with an unqualified report, and

         (B) $2,000,000 of "annual not income" for the immediately prior year, which for the purposes of this Lease shall mean that amount, derived from a year-end consolidated statement of the CKS Group, Inc., and its subsidiaries, audited by independent certified public accountants with an unqualified report, which is

              (i)      Net income, less
              (ii) Interest and other investment income (less income taxes thereon), and less
              (iii) any extraordinary items of income (less income taxes thereon).

         If Tenant's Contractor constructs the Qualifying Alterations, as provided in Paragraph 9 below, Landlord shall disburse the Improvement Advance directly to Tenant's Contractor, and/or to the applicable subcontractors, and/or to Tenant, as Landlord shall determine, upon receipt of (x) invoices of Tenant's Contractor to be furnished to Landlord by Tenant covering work actually performed, construction in place and materials delivered to the site (as may be applicable) describing in reasonable detail such work, construction and/or materials, (y) conditional lien waivers executed by Tenant's Contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the requested disbursement, and (z) unconditional lien waivers executed by Tenant's Contractor and the persons and entities performing the work or supplying the materials covered by Landlord's previous disbursements for the work or materials covered by such previous disbursements (all such waivers to be In the forms prescribed by California Civil Code Section 3262). No payment will be made for materials or supplies not located on the Premises. Landlord may withhold the amount of any and all retentions provided for in original contracts or subcontracts until expiration of the applicable lien periods or Landlord's receipt of unconditional lien waivers and full releases upon final payment (in the form prescribed by California Civil Code Section 3262) from Tenant's Contractor and all subcontractors and suppliers involved in the Qualifying Alterations. Further, if Tenant's Contractor constructs the Qualifying Alterations, Landlord shall retain from the amount of the Improvement Advance, In the manner described below, the Alteration Operations Fee (as defined in Paragraph 9.b. below) with respect to such Qualifying Alterations. At the time Landlord makes any disbursement of the Improvement Advance, Landlord shall retain from the Improvement Advance, as a partial payment of the Alteration Operations Fee, a proportionate amount of the Alteration Operations Fee base upon Landlord's reasonable estimate of the amount required to be withheld from such disbursement in order to ensure that the entire Alteration Operations Fee with respect to such Qualifying Alterations is retained over the course of construction on a prorata basis. At such time as the Improvement Advance has been entirely disbursed, if the entire Alteration Operations Fee has not yet been paid to Landlord, Tenant shall pay to Landlord a prorata portion of each payment made by Tenant on account of the Qualifying Alterations in order to ensure that the balance of the Alteration Operations Fee is paid to Landlord over the course of construction on a prorata basis.

         Portions of the Improvement Advance may, at Tenant's election, be applied toward Tenant's reasonable architectural and engineering fees in connection with the design and construction of the Qualifying Alterations, provided, however, that the total amount of the Improvement Advances applied to such architectural and engineering fees may not exceed Thirty-Two Thousand One Hundred Sixty-Two Dollars ($32,162.00). Portions of the Improvement Advance may, at Tenant's election, be applied toward Tenant's reasonable cost of Tenant's consultants associated with the Qualifying Alterations or entering into this Lease and Tenant's reasonable moving costs reasonably associated with Tenant's relocation into the Premises, provided, however, that the total amount of the Improvement Advances applied to such fees and costs may not exceed Thirty-Two Thousand One Hundred Sixty-Two Dollars ($32,162.00). Landlord shall reimburse Tenant for such portion of such fees and costs (or, if Tenant so notifies Landlord in writing, will make payments directly to Tenant's architect, engineer or vendor) upon Landlord's receipt of copies of receipted invoices covering the same. In no event may any portions of an Improvement Advance be applied towards the costs of Tenant's personal property, trade fixtures, equipment, furniture, signage or rental obligations.

         Upon the earlier of the completion of the Qualifying Alterations or the commencement of the third year of the Lease Term, the actual amount of the Improvement Advances that were disbursed by Landlord (the "Amortization Amount") shall be determined and Landlord and Tenant will enter into an amendment to the Lease which increases the monthly rent set forth in Paragraph 2.c. of the Lease by a sum sufficient to fully amortize the Amortization Amount over the period (the "Amortization Period") commencing on the first day of the first calendar month following the final disbursement of the Improvement Advance and ending on the Expiration Date, which amortization shall be on a straight line basis at an interest rate of ten percent (10%) per annum. Landlord shall notify Tenant in wring of the total interest which accrued prior to the commencement of the Amortization Period, and Tenant shall pay Landlord such sum within thirty (30) days of such notice. If this Lease is terminated early for any reason whatsoever, the then unamortized portion of the Improvement Advances, together with any accrued and unpaid interest thereon, shall be immediately due and payable.

                  d. Space Plan Allowance. Landlord shall contribute up to One Thousand Two Hundred Eighty-Seven Dollars ($1,287.00) (the "Space Plan Allowance") towards Tenant's out-of-pocket architectural costs paid to third parties for the preparation of any space plans which are prepared in connection with the Qualifying Alterations. The Space Plan Allowance shall be paid by Landlord to Tenant within fifteen (15) business days after this Lease is executed by Landlord and Tenant and an invoice therefor is presented to Landlord.

         5.       Monthly Rent.

                  a. On or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the Monthly Rent specified in Paragraph 2 above. If the term of this Lease commences on a day other than the first day of a calendar month, or terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30) day month. Monthly Rent and the Additional Rent specified in Paragraph 7 shall be paid by Tenant to Landlord, in advance, without deduction, offset, prior notice or demand, in immediately available funds of lawful money of the United States of America, or by good check as described below, at the office of Shorenstein Management, Inc., at 555 California Street, 14th floor, San Francisco, California 94104, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. Notwithstanding the foregoing, Tenant shall pay to Landlord with execution of this Lease an amount equal to one (1) month's initial Monthly Rent hereunder, which amount shall be applied to the Monthly Rent first due and payable hereunder.

                  b. All amounts payable by Tenant to Landlord under this Lease in addition to the Monthly Rent hereunder and Additional Rent under Paragraph 7 shall constitute rent owed by Tenant to Landlord hereunder.

                  c. Any rent not paid by Tenant to Landlord within five (5) days of the date due, shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the "Interest Rate") equal to the lesser of (i) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law, or (ii) a rate equal to the sum of five
(5) percentage points over the publicly announced reference rate (the "Reference Rate") charged on such due date by the San Francisco Main Office of Bank of America, NT&SA (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers). Failure by Tenant to pay, including any interest accrued under this subparagraph, within five (5) days of written notice that such sum was not paid when due, shall constitute an Event of Default (as defined in Paragraph 25 hereof) by Tenant under the Lease giving rise to all the remedies afforded Landlord under this Lease for nonpayment of rent.

                  d. No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord's remedies set forth in Paragraph 25 below.

         6. Security Deposit. Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit specified in Paragraph 2.d. hereof as security for Tenant's performance of all of the provisions of this Lease. Landlord shall not be required to segregate the Security Deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder. In such event and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and the particular use for which such amount was used, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit to an amount equal to one hundred ten percent (110%) of the amount specified in Paragraph 2.d. as the same may have been increased by prior applications of this Paragraph 6. Tenant's failure to make such payment to Landlord within five (5) days of Landlord's notice shall constitute an Event of Default hereunder. If

Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then hold by Landlord; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. No holder of a Superior Interest (as defined in Paragraph
21), nor any purchaser at any judicial or private foreclosure sale of the Real Property or any portion thereof, shall be responsible to Tenant for such Security Deposit unless such holder or purchaser shall have actually received the same.

         7.       Additional Rent: Increases in Operating Expenses and Tax
Expenses.

                  a. Operating Expenses. Tenant shall pay to Landlord as Additional Rent under this Lease at the times hereinafter set forth Tenant's Share, as specified in Paragraph 2.e. hereof, of any increase in the Operating Expenses (as defined below) incurred by Landlord for the office space in the Building in each calendar year subsequent to the Base Year specified in Paragraph 2.f. hereof, over the Operating Expenses incurred by Landlord for the office space in the Building during the Base Year.

         The term "Operating Expenses" shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property, as determined in accordance with generally accepted accounting principles, consistently applied, excluding "Tax Expenses" as defined in Paragraph 7.b. below, and including, without limitation, the following costs: (1) salaries. wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property; (2) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgement of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21), and, after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy;
(5) water charges and sewer rents or fees; (6) license, permit and inspection fees; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment; (8) telephone, telegraph, postage, stationary supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses; (10) repairs to and physical maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided In (16) and (17) below); (11) janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical and other building equipment and systems or as may otherwise be necessary or proper for the operation or maintenance of the Real Property; (12) supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional fees and expenses directly related to the operation and management of the Real Property;
(14) painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) all costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord after the Base Year required under any governmental law, regulation or insurance requirement with which the Real Property was not required to comply during the Base Year, such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate (as defined in Paragraph 5.d. hereof) charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate an may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Base Year for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (18) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in common areas of the Building or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property), such costs to be amortized over the useful life thereof; (19) any such expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any such additional work, labor, services or material resulting from compliance with any governmental laws, rules, regulations or orders applicable to the Real Property or any parts thereof; (20) Building office rent or rental value; and (21) the Building's prorata share of the Project costs under the Master Declaration (as described in Paragraph 21 below). Notwithstanding anything to the contrary herein, as to the common areas of the Project and the garage of the Project, Operating Expenses shall include only the Building's prorata share (as reasonably determined by Landlord in its good faith business judgment) of the above described costs and expenses for such common areas and garage of the Project. Further, Landlord and Tenant acknowledge that certain of the building systems serving the Building also serve the other office building in the Project and that certain of the improvements, alterations or repairs made by Landlord to the Building or the Land that are properly included in Operating Expenses pursuant to the above may be a part of improvements, alterations or repairs that also benefit the other office building in the Project. In light of the foregoing, Landlord shall determine, in its reasonable and good faith business judgment, the proper allocation of any such item of Operating Expenses between the Building and any other building that benefits from the Operating Expense so that Tenant shall be responsible only for Operating Expenses to the extent they are attributable or allocable to the Building and the Land. Landlord and Tenant also acknowledge that certain of the items of Operating Expenses referenced above are applicable only to the office space within the Building and certain of such items are applicable to both the office space and the retail space in the Building. Landlord shall properly allocate the cost of such items to the office space and to the retail space in accordance with standard accounting principles.

         Operating Expenses shall not include the following: (I) depreciation on the Building or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 7.a.); (v) Tax Expenses; (vi) attorneys' fees and expenses incurred in connection with lease negotiations with prospective Building tenants; (vii) the cost of any repairs, improvements, alterations or equipment which would be properly classified as capital expenditures according to generally accepted accounting principles and practices (except for any capital expenditures expressly included in Operating Expenses pursuant to this Paragraph 7. a.); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) executive salaries; (x) advertising; or (xi) real estate broker's or other leasing commissions.

                  b. Tax Expenses. Tenant shall pay to Landlord as Additional Rent under this Lease at the times hereinafter set forth Tenant's Share, as specified in Paragraph 2.e. hereof, of any increase in Tax Expenses (as defined below) incurred by Landlord for the office space in the Building in each calendar year subsequent to the Base Tax Year specified in Paragraph 2.f. hereof, over Tax Expenses incurred by Landlord for the office space in the Building during the Base Tax Year.

         The term "Tax Expenses" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property, on the Landlord with respect to the Real Property, on the act of entering into this Lease or any other lease of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Tax Expense. Tax Expenses shall include reasonable attorneys' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.

         Tax Expenses shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a Tax Expense. Landlord and Tenant acknowledge and agree that certain other buildings exist or encroach upon the Land, that Tenant shall have no liability as to any item of Tax Expense attributable or allocable to, or assessed against, buildings other than the Building and that Landlord's good faith determination of the proper allocation of any item of Tax Expense allocable to buildings other than the Building shall be binding on Landlord and Tenant.

                  c. Adjustment for Occupancy Factor. Notwithstanding any other provision herein to the contrary, in the event the Building is not at least ninety-five percent (95%) occupied on average during the Base Year or any year of the term of this Lease, an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied on average during such year. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses or Tax Expenses if such cost is an Operating Expense or Tax Expense pursuant to the terms of this Lease.

                  d. Intention Regarding Expense Pass-Through. It is the intention of Landlord and Tenant that the Monthly Rent paid to Landlord throughout the term of this Lease shall be absolutely net of all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, Tax Expenses and Operating Expenses for the Base Year, and the foregoing provisions of this Paragraph 7 are intended to so provide.

                  e. Notice and Payment. On or before the first day of each calendar year during the term hereof subsequent to the Base Year, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord's estimate of the Additional Rent, if any, payable by Tenant pursuant to Paragraphs 7.a. and 7.b. for such calendar year subsequent to the Base Year. On or before the first day of each month during such subsequent calendar year, Tenant shall pay to Landlord one twelfth (1/12th) of the estimated Additional Rent; provided that if Landlord's notice is not given prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year's estimate until the month after Landlord's notice is given. If at any time it appears to Landlord that the Additional Rent payable under Paragraphs 7.a. and/or 7.b. will vary from Landlord's estimate by more than five percent (5%) Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon the revised estimate.

                f. Annual Accounting. Landlord shall maintain adequate records of the Operating Expenses and Tax Expenses in accordance with standard accounting principles. Within ninety (90) days after the close of each calendar year subsequent to the Base Year, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraphs 7.a. and 7.b. for such year. The statement shall be based on the results of an audit of the operations of the Building prepared for the applicable year by a nationally recognized certified public accounting firm selected by Landlord. Upon Tenant's request, Landlord shall promptly deliver to Tenant a copy of the auditor's statement on which Landlord's annual statement is based. Landlord's annual statement shall be final and binding upon Landlord and Tenant unless either party, within thirty (30) days after Tenant's receipt thereof, shall contest any item therein by giving written notice to the other, specifying each item contested and the reason therefor. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. hereof exceeded Tenant's obligations for the calendar year, Landlord shall at its option either (1) credit the excess to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. hereof were less than Tenant's obligation for the calendar year. Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement.

                  g. Proration for Partial Lease Year. If this Lease terminates on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to the calendar year in which the Lease terminates shall be prorated on the basis that the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty-five (365).

         8.       Use of Premises: Compliance with Law.

                  a. Use of Premises. The Premises shall be used solely for general office purposes for the business of Tenant as described in Paragraph 2.g. hereof, and for no other use or purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld for any other general office use consistent with the operation of the Building as a first-class office building, provided in no event shall Landlord be obligated to consent to a change in use of the Premises to a use which materially increases
(a) the operating costs for the Building, (b) the burden on the Building services, or (c) the foot traffic, elevator usage or security concerns in the Building, or which creates an increased probability of the comfort and/or safety of the Landlord or other tenants of the Building being compromised or reduced (for example, but not exclusively, Landlord may deny consent to a change in use to a school or training facility, an entertainment, sports or recreation facility, retail sales to the public, a personnel or employment agency, or an embassy or consulate or similar office).

         Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property, nor bring or keep anything therein, which would in any way subject Landlord, Landlord's agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Real Property or any of the contents of the Building, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord upon demand the amount of such increase. Tenant shall not do or suffer or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises. Tenant agrees not to handle, store or dispose of any substance on the Premises which is prohibited by federal, state or local law or regulation. Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the

Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises.

         Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

                  b. Compliance with Law. Tenant shall not do or permit anything to be done in or about the Premises which will in any way conflict with any law, ordinance or governmental requirement now in force or which may hereafter be enacted. Tenant, at its sole cost and expense, shall promptly comply with all such laws, ordinances and governmental requirements and with the requirements of any property or liability underwriters relating to the condition, use or occupancy of the Premises (excluding structural changes to the Building not related to or affected by Tenant's Alterations (as defined in Paragraph 9 below) or Tenant's particular use of the Premises). The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any law, ordinance or governmental requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises.

                  c. Applicability of Paragraph. The provisions of this Paragraph 8 are for the benefit of Landlord only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

         9. Alterations and Restoration.

                  a. Alterations. Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises ("Alterations"), except as expressly provided in this Paragraph 9. If Tenant desires any Alteration, Tenant must obtain Landlord's prior written approval of such Alteration, which approval shall not be unreasonably withheld or delayed. All Alterations shall be made at Tenant's sole cost and expense (including the expense of complying with laws regarding asbestos, if applicable).

                  b. Selection of Contractor. Tenant shall either (i) arrange for Landlord's contractor to perform the work (in which case Landlord and Tenant shall negotiate regarding Landlord's charge for the work) or (ii) bid the project out to contractors approved by Landlord in writing in advance, as provided below. Tenant shall furnish to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed, a list of any number of contractors selected by Tenant to bid on the Alterations that meet the requirements set forth in items (ii) (1) through (3) of Paragraph 9.c. Following Landlord's approval of Tenant's proposed contractors, Tenant shall provide bidding materials relevant to the proposed Alteration simultaneously to Landlord and to any number of contractors approved by Landlord. Tenant shall thereafter notify Landlord of Tenant's preferred contractor ("Tenant's Contractor") for construction of the Alteration, which notice shall contain a copy of Tenant's Contractor's bid. Landlord, at Landlord's sole election, may cause Landlord's contractor to meet such bid, in which event Landlord's contractor shall construct the Alteration. Landlord shall have seven (7) days from its receipt from Tenant of the bid Tenant would otherwise accept to advise Tenant of whether Landlord will match such bid. If Landlord does not perform the work pursuant to the above, Tenant shall pay Landlord on demand prior to or during the course of such construction an amount equal to four percent (4%) of the total hard cost of the Alteration (which hard cost shall not include permit fees) (the "Alteration operations Fee") as compensation to Landlord for review of the plans and specifications for the Alteration, and for electrical energy consumed in connection with the work, freight elevator operation, additional cleaning expenses, additional security services, and for other miscellaneous costs incurred by Landlord as result of the work; provided that Tenant shall not be required to pay an Alteration Operations Fee with respect to Alterations which cost less than $1,000 and do not require a building permit or other governmental permit.

                  c. Construction of Alterations. All work in connection with any Alteration shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with all applicable laws (including laws regarding asbestos, if applicable) and Landlord's construction procedures for the Building. In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence may give rise to a labor or other disturbance in the Building. If Tenant's Contractor constructs the Alterations pursuant to Paragraph 9.b. above, the following provisions shall apply: (i) Tenant's Contractor shall be subject to Landlord's prior approval, as provided above, and (ii) Tenant's Contractor shall (1) have substantial recent experience in the construction of tenant improvements in first class high-rise office buildings in the San Francisco financial district, (2) be licensed by the State of California (as evidenced by Tenant's submission to Landlord of Tenant's Contractor's state license number), and (3) have the capacity to be bonded by a recognized surety company to assure full performance of the construction contract for the work shown on the plans approved by Landlord in writing (as evidenced by Tenant's submission to Landlord of a commitment or other writing satisfactory to Landlord issued by a recognized surety company confirming that Tenant's Contractor is bondable for construction projects having a contract price not less than the contract price under the construction contract for the Tenant Improvements). Further, Tenant shall be responsible for Tenant's Contractor, subcontractors, suppliers and materialmen (A) utilizing only union labor on the construction,
(B) obtaining Landlord's prior written approval (which Landlord shall not unreasonably withhold or delay) of all subcontractors and labor to be utilized in the performance of such construction work, (C) obtaining all necessary governmental permits and approvals In connection with all construction work (including demolition) shown on the plans (and Landlord shall have no responsibility whatsoever in connection with obtaining the same), (D) furnishing to Landlord, prior to the commencement of any construction in the Premises, certificates evidencing comprehensive public liability insurance with limits per occurrence of not less than $2,000,000 and property damage insurance with limits per occurrence of not less than $1,000,000, covering Tenant's Contractor's and subcontractors' operations in the Premises and the Building and builders' risk insurance providing coverage in an amount equal to the full value of the Alterations upon completion thereof, and with respect to all such insurance naming Landlord as an additional insured, and upon Landlord's request also naming any or all of the Indemnitees (as defined in Paragraph 14 below) as additional insureds, and (E) performing the construction work in such manner as to minimize, to the extent possible, disturbance of other tenants and occupants of the Building and, with respect to any work the sound levels or other effects of which would create a material disturbance of other tenants or occupants of the Building, performing such work during other than business hours. Landlord shall have no responsibility for furnishing any security services in or about the Building or Premises to safeguard Tenant's construction of the Alterations or materials in connection therewith.

                  d. Tenant's General Obligations. Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with an Alteration (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any Alterations, including, without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord. Tenant shall give Landlord not less than five (5) days prior written notice of the date the construction of the Alteration is to commence. Landlord may post and record an appropriate notice of nonresponsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises.

                  e. Removal and Restoration. Landlord shall advise Tenant at the time of Landlord's approval of any Alteration requested by Tenant whether Landlord will require the removal of the Alteration and restoration of the Premises to its previous condition at the expiration or sooner termination of this Lease. Those Alterations required by Landlord to be removed from the Premises at the expiration or sooner termination of this Lease shall be so removed by Tenant and the Premises shall be restored to their condition prior to the making of the Alterations, ordinary wear and tear excepted. The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord, in which event

Tenant shall pay the general contractor's fees and costs in connection with such work. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be automatically incorporated into this Lease without the necessity for further reference thereto.

                  f. Special Provisions Regarding Qualifying Alterations. If Tenant elects to have any Qualifying Alterations (as defined in Paragraph 4.c. above) constructed by Landlord pursuant to item (i) of the first sentence of Paragraph 9.b. above, the following provisions of this Paragraph 9.f. shall apply. At Tenant's election, Tenant may suggest subcontractors to be included on Landlord's contractor's bid invitation list and, subject to Landlord's prior approval (which shall not be unreasonably withheld, conditioned or delayed), such subcontractors shall be so included. As soon as reasonably possible following approval of the plans for the Qualifying Alterations, Landlord shall cause Landlord's contractor to receive bids from no fewer than three (3) subcontractors (including the subcontractors suggested by Tenant and approved by Landlord) for each major trade working on the Qualifying Alterations. When Landlord's contractor has received responses to its bid request, Landlord's contractor will analyze the same and provide Tenant with a copy of Landlord's contractor's bid analysis, recommended winning bidders and estimated budget for the Qualifying Alterations, based upon the selected subcontractors' bids and including Landlord's contractor's charge and supervision fee (as previously agreed by Landlord and Tenant) and a reasonable contingency. Tenant shall have three (3) business days after the receipt of Landlord's contractor's bid analysis to approve or reasonably disapprove Landlord's contractor's selection of subcontractors and Landlord's contractor's estimated budget. If Tenant disapproves of any subcontractor selected by Landlord's contractor, Tenant shall notify Landlord in writing of Tenant's objection to such subcontractor. Further, if Tenant disapproves of the budget, then within three (3) business days of Tenant's receipt thereof, Tenant shall so notify Landlord and the plans shall promptly be modified by Tenant's architect, in order to satisfactorily reduce the cost of the work as shown on the budget. Any and all revisions to the approved plans shall be subject to Landlord's reasonable approval. Upon Tenant's disapproval of any subcontractor or the revision of the plans, Landlord shall cause Landlord's contractor to promptly prepare and submit to Tenant a revised estimated budget. Tenant shall respond to the revised estimated budget in the manner described above. If Tenant fails to raise any objections to the analysis and/or budget within the three (3) business day period(s) described above, Tenant shall be deemed to have approved Landlord's contractor's recommended bid acceptance and proposed budget. If Tenant thereafter shall desire any change in or to the plans, Tenant shall submit to Landlord for Landlord's review and written approval revised working drawings prepared by Tenant's architect incorporating the requested change and clearly identifying the same as such on the revised working drawings. Landlord shall not unreasonably withhold or delay its approval of the revised working drawings, provided, however, that Landlord shall have at least five (5) business days after receipt of the revised working drawings to review any proposed change. If Landlord approves any proposed change, then together with such approval, if practicable, and if not practicable as soon thereafter as is practicable, Landlord shall give Tenant Landlord's estimated increase or decrease in the cost of the relevant Qualifying Alterations which would result from incorporating such change. Landlord will use reasonable care in preparing the estimates, but they shall be good faith estimates only and will not limit Tenant's obligation to pay for the actual increase in the cost of the relevant Qualifying Alterations. Within two (2) business days after receipt of such cost and delay estimates, Tenant shall notify Landlord in writing whether Tenant approves the change. If Tenant fails to approve the change within such two (2) business day period, construction of the relevant Qualifying Alterations shall proceed as provided in accordance with the approved plans as they existed prior to the requested change. If, following Tenant's review of the estimated costs and delays, Tenant desires Landlord to incorporate the change into the relevant Qualifying Alterations, then Tenant and Landlord shall execute a change order for such change on Landlord's contractor's standard form therefor. Upon Tenant's approval of the budget and Landlord's contractor's subcontractors Landlord shall diligently pursue to completion construction of the Qualifying Alterations.

         10. Repair.

                  a. By taking possession of the Premises, Tenant agrees that the Premises are in good condition and repair. Tenant, at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair; provided that Tenant shall not be responsible for repairs to the extent such repairs are (i) necessitated because of fire, earthquake, act of God or the elements, (ii) necessitated by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, (iii) Landlord's obligation pursuant to Paragraph 10.b. below, or (iv) reasonable wear and tear not resulting in a hazardous or unsafe condition. Tenant waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereinafter in effect. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(l), 1941 and 1942 and of any similar law, statute or ordinance now or hereafter in effect.

                  b. Repairs to the Premises due to item (i) described in Paragraph 10.a. above shall be governed by Paragraph 26 below. Landlord shall repair the Promises if they are damaged due to item (ii) described in Paragraph 10.a. above. Further, Landlord shall repair and maintain in good condition and repair the structural portions of the Building and all Building systems, including plumbing, air conditioning, heating, electrical, life safety and other systems installed or furnished by Landlord, but excluding (1) non-Building standard lighting and electrical wiring and (ii) extraordinary quantities of electrical, plumbing, HVAC or other Building facilities or distribution thereof; provided, however, that to the extent repairs which Landlord is required to make pursuant to this sentence are necessitated by the negligence or deliberate misconduct of Tenant or Tenant's agents, employees or contractors, then Tenant shall reimburse Landlord for the cost of such repair to the extent Landlord is not reimbursed therefor by insurance. Landlord shall in no event be obligated to repair any wear and tear to the Premises.

         11. Abandonment. Tenant shall not abandon the Premises or any part thereof at any time during the term hereof. If Tenant abandons or surrenders all or any part of the Promises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 9. Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Building caused by such removal, and make any restoration required pursuant to Paragraph 9 hereof. Tenant's vacancy of the Premises during the term hereof shall not constitute an Event of Default (as provided in Paragraph 25.a.) so long as Tenant continues to pay Monthly Rent, Additional Rent and all other sums due Landlord under this Lease and maintains the insurance coverage required pursuant to Paragraph 15 of this Lease.

         12. Liens. Tenant shall not permit any mechanic's, materialman's or other liens arising out of work performed at the Premises by or on behalf of Tenant to be filed against the fee of the Real Property nor against Tenant's interest in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, upon thirty (30) days' written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate.

         13. Assignment and Subletting.

                  a. Landlord's Consent. Landlord's and Tenant's agreement with regard to Tenant's right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13. Tenant agrees that, except upon Landlord's prior written consent, which consent shall not (subject to Landlord's rights under Paragraph 13.d. below) be unreasonably withheld, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest (collectively an "assignment") and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a "sublease"). Tenant agrees that any instrument by which Tenant assigns or sublets all or any portion of the Premises shall expressly provide that the subtenant or assignee may not further assign or sublet the assigned or sublet space without Landlord's prior written consent (which consent shall not, subject to Landlord's rights under Paragraph 13.d. below, be unreasonably withheld), and that the assignee or subtenant will comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such assignee or subtenant. Any assignment or subletting without Landlord's prior written consent shall, at Landlord's option, be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies provided in Paragraph 25 of this Lease.

         In determining whether to approve a proposed assignment or sublease, Landlord shall place primary emphasis on the proposed transferee's reputation and creditworthiness, the character of the business to be conducted by the proposed transferee at the subject premises and the effect of such assignment or subletting on the tenant mix in the Building. In no event shall Landlord be obligated to consent to an assignment or subletting which increases (a) the operating costs for the Building, (b) the burden on the Building services, or
(c) the foot traffic, elevator usage or security concerns in the Building, or creates an increased probability of the comfort and/or safety of the Landlord and other tenants in the Building being unreasonably compromised or reduced (for example, but not exclusively, Landlord may deny consent to an assignment or subletting where the space will be used for a school or training facility, an entertainment, sports or recreation facility, retail sales to the public (unless Tenant's permitted use is retail sales), a personnel or employment agency, or an embassy or consulate or similar office). Landlord shall not be obligated to approve an assignment or subletting to a current tenant of the Building or a prospective tenant of the Building with whom Landlord is then negotiating. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

         For purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant; or (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred. "Control" shall mean direct or indirect ownership of 50% or more of all of the voting stock of such corporation or 50% or more of all the legal and equitable interest in any other business entity.

         If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Promises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant

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
hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder.

         The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from obtaining Landlord's express prior written consent to any other or further assignment or subletting, which consent shall not, subject to Landlord's rights under Paragraph 13.d. below, be unreasonably withheld. Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13.a. shall be deemed a waiver of any of the provisions of this Paragraph 13.a. or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant's obligations under the Lease. If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the subtenant or assignee, it being agreed by the parties hereto that any such rights and options are personal to Tenant named herein and may not be transferred.

                  b. Processing Expenses. Tenant shall pay to Landlord the amount of Landlord's cost of processing each proposed assignment or subletting (including, without limitation, attorneys' and other professional fees, and the (which shall include (i) a fee of not more than $750 to reimburse Landlord for the cost of Landlord's administrative, accounting and clerical time, and (ii) any attorneys' and other professional fees reasonably incurred by Landlord, collectively "Processing Costs"), and the amount of all direct and indirect expense incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy. If Landlord has in-house counsel available and it is then reasonable for Landlord to employ Landlord's in-house counsel for such purposes, Landlord shall use Landlord's in-house counsel for matters relating to processing the proposed assignment or subletting and the attorneys' fees included in item (ii) of the Processing Costs shall be the reasonable fees of Landlord's in-house counsel.

                  c. Consideration to Landlord. In the event of any assignment or sublease, whether or not requiring Landlord's consent, Landlord shall be entitled to receive, as additional rent hereunder, fifty percent (50%) of any consideration (including, without limitation, payment for leasehold improvements owned by Landlord) paid by the assignee or subtenant for the assignment or sublease and, in the case of sublease, fifty percent (50%) of the excess of the amount of rent paid for the sublet space by the subtenant over the total amount of Monthly Rent under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof. Upon Landlord's request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant and assignee and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining due under any other sublease.

                  d. Procedures. If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises, Tenant shall give Landlord written notice thereof designating the space proposed to be sublet and the terms proposed. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within twenty (20) days after receipt of Tenant's notice) (i) to sublet from Tenant any portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, but at the same rent (including additional rent as provided for in Paragraph 7 hereof) as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata square footage basis, and during the term of such sublease Tenant shall be released of its obligations under the Lease with regard to the subject space, (ii) if the term of the sublease (including any renewal terms) will expire during the final eighteen (18) months of the initial Lease term (or if Tenant has exercised a renewal option, then during the final eighteen (18) months of the subject renewal period), to terminate this Lease as it pertains to the portion of the Premises so proposed by Tenant to be sublet, or (iii) to approve Tenant's proposal to sublet conditional upon Landlord's subsequent written approval of the specific sublease obtained by Tenant and the specific subtenant named therein. If Landlord fails to make an election within the twenty (20) day period set forth above, Tenant may give Landlord written notice (which notice must reference this Paragraph 13.d.) that if Landlord fails to make an election within five (5) business days of receipt of Tenant's notice, Landlord will be deemed to have exercised its option described in (iii) above, and if Landlord does not give Tenant written notice exercising its option described in (i) or (ii) above within such period, Landlord shall be deemed to have elected its option described in (iii) above. If Landlord exercises its option in (i) above, then Landlord may, at Landlord's sole cost, construct improvements in the subject space. If Landlord constructs improvements in the Premises pursuant to the immediately preceding sentence, Tenant shall have no obligation to remove such improvements and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of the sublease. If Landlord exercises its option described in (iii) above, Tenant shall submit to Landlord for Landlord's written approval Tenant's proposed sublease agreement (in which the proposed subtenant shall be named) together with a current financial statement of such proposed subtenant. If Landlord fails to exercise any aforesaid option to sublet or to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13.a., b., c. or d. herein. If Landlord exercises any such option to sublet or to terminate, Landlord shall not have any liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed subletting, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims (including, without limitation, claims for commissions) arising from such proposed subletting. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease. For purposes of this Paragraph 13.d., a proposed assignment of this Lease in whole or in part shall be deemed a proposed subletting of such space.

                  e. Documentation. No permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

                  f. No Merger. Without limiting any of the provisions of this Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

         14. Indemnification of Landlord.

                  a. Landlord and the holders of any Superior Interests (as defined in Paragraph 21 hereof) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Premises or the Real Property from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement or other portion of the Premises or the Real Property, or gas, fire, explosion or other electricity within the Premises or the Real Property, construction activity performed by Landlord or Landlord's agents in or about the Building or the Real Property, or acts of other tenants of the Building; provided, however, that the foregoing waiver shall be inapplicable to any loss, injury or damage resulting directly from Landlord's gross negligence or willful misconduct. Tenant acknowledges that from time to time throughout the term of this Lease, Landlord or Landlord's agents will be performing construction work in and about the Building and the Real Property and that such construction may result in noise and disruption to Tenant's business. In addition to and without limiting the foregoing waiver or any other provision of this Lease, Tenant agrees that Landlord and the Indemnities (as defined below) shall not be liable to Tenant, and Tenant expressly waives and releases any and all claims Tenant may have against such parties for, any loss, injury or other damage to person and property, including without limitation, lost profits or business losses, and any and all consequential damages, arising or alleged to be arising as a result of any such construction activity conducted by Landlord or Landlord's agents.

                  b. Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (hereinafter collectively called the "Indemnitees") harmless from and indemnify the Indemnitees against any claims, liability, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("Claims"), to the extent arising from (a) the acts or omissions of Tenant, Tenant's employees, agents, contractors, licensees, subtenants, customers, guests or invitees in or about the Real Property, or (b) any construction or other work undertaken by Tenant on the Premises, whether prior to or during the term of this Lease, or (c) any breach or Event of Default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises; except for such Claims to the extent they are caused directly by the negligence or willful acts or omissions of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 14.b. shall survive the termination of this Lease with respect to any injury, illness, death or damage occurring prior to such termination.

                  c. Landlord shall hold Tenant and Tenant's partners, agents, contractors, servants, licensees, subtenants and employees ("Tenant's Indemnitees") harmless from and against any and all Claims incurred in connection with or arising from any injury, illness, or death to any person or damage to any property or from any other cause whatsoever occurring in, on or about any part of the Real Property when such injury, illness, death or damage shall be caused by the negligent acts or omissions of Landlord, its agents, contractors, partners, servants, officers, directors, licensees or employees, except to the extent caused by the negligence or willful misconduct of Tenant's Indemnitees. The provisions of this Paragraph 14.c. shall survive the termination of this Lease with respect to any injury, illness, death or damage occurring prior to such termination. In case any action or proceeding be brought against Tenant or Tenant's agents and employees by reason of any such Claim, Landlord, upon notice from Tenant, covenants to resist and, defend at Landlord's sole expense such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Paragraph 14.c. or elsewhere in this Lease, in no event shall Landlord be liable for any consequential or remote damages, or for loss of or damage to artwork, currency, jewelry, bullion, securities or other property in the Premises, not in the nature of ordinary fixtures, furnishings, equipment and other property used in general business office activities and functions.

         15. Insurance.

                  a. Tenant's Insurance. Tenant shall, at Tenant's expense, maintain during the term of this Lease (and, if Tenant shall occupy or conduct activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period): (i) commercial general liability insurance including contractual liability coverage, with a minimum coverage of One Million Dollars ($1,000,000) per occurrence/Two Million Dollars ($2,000,000) general aggregate, plus a Two Million Dollar ($2,000,000) umbrella, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant's operations in the Building,
(ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of "all risk" insurance policies (excluding earthquake and flood but including water damage), covering Tenant's property in or about the Premises or the Real Property and also covering any fixtures that may belong to Tenant and any Alterations not in the nature of ordinary office improvements, but excluding the improvements existing in the Premises as of the date of Tenant's initial occupancy of the Premises, for the full replacement value thereof without deduction for depreciation; and (iii) workers' compensation insurance in statutory limits. The above described commercial general liability insurance shall protect Tenant, as named insured, and Landlord and all the Indemnitees and any other parties designated by Landlord, as additional insureds; shall insure Landlord's and such other parties' contingent liability with regard to acts or omissions of Tenant; and shall specifically include all liability assumed by Tenant under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant's indemnity obligations under this Lease). Landlord reserves the right to increase the foregoing amount of liability coverage from time to time as Landlord determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby; provided, however, such increased amounts shall not materially exceed the greater of (a) those amounts normally required for comparable buildings in the San Francisco financial district or
(b) those amounts required to provide Landlord with the same relative protection as the amounts set forth above as of the date of this Lease.

                  b. Policy Form. Each insurance policy required pursuant to this Paragraph 15 shall be issued by an insurance company licensed to do business in the State of California and approved by Landlord. Each insurance policy, other than Tenant's workers' compensation insurance, shall (i) provide that it may not be materially changed, cancelled or allowed to lapse unless thirty (30) days' prior written notice to Landlord and any other insureds designated by Landlord is first given, and (ii) provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured. Each such insurance policy or a certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least thirty (30) days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure the same for Tenant's account, and the cost thereof shall be paid to Landlord by Tenant upon demand.

                  c. Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant's part to make any addition, Alteration or improvement in or to the Premises.

             d. Landlord' s Insurance. During the term hereof, Landlord shall keep the Building and all Tenant Improvements to the Premises made pursuant to Paragraph 4 hereof (but excluding any Alterations made pursuant to Paragraph 9 hereof, and any personal property, fixtures, office equipment, furniture, artwork and other decoration not affixed to and a part of the Building) insured through reputable insurance underwriters against perils covered by a standard "all risk" insurance policy or policies as such policies are in use as of the date of this Lease (excluding perils such as earthquake, flood and other standard "all risk" policy form exclusions), if such a policy is reasonably available, with a deductible provision, if any, that does not materially exceed that which prudent, efficient operators of first-class high-rise office buildings in the downtown San Francisco financial district would carry from time-to-time in the exercise of reasonable business judgment, in an amount or amounts equal to not less than eighty percent (80%) of the full replacement value of the Building (excluding the land and the footings, foundations and installations below the basement level) and the Tenant Improvements made pursuant to Paragraph 4 hereof, without deduction for depreciation, including the costs of demolition and debris removal, or such other fire and property damage insurance as Landlord shall reasonably determine to give substantially equal or greater protection. During the term hereof, Landlord shall keep in force general liability insurance in the amount and coverage as Landlord deems commercially reasonable.

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
         16. Mutual Waiver of Subrogation Rights. Each party hereto hereby releases the other respective party and, in the case of Tenant as the releasing party, the other Indemnitees identified in Paragraph 14 hereof, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Building, the Premises or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Real Property that is caused by or results from risks insured against under any fire and extended coverage insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage. For purposes of this Paragraph 16, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to Paragraph 15 but not actually carried by Tenant, and Landlord shall be deemed to carry standard fire and extended coverage policies on the Real Property. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other aforesaid released parties in connection with any matter covered by such policy.

         17. Utilities.

                  a. Description of Utilities and Services. Landlord shall furnish to the Promises during the period from 8 A.M. to 6 P.M. ("Business Hours") Monday through Friday (except public holidays) ("Business Days"), and subject to the Rules and Regulations of the Building and to applicable governmental laws or agencies or the rules or actions of the public utility company furnishing the service, the following: (i) electricity for lighting and power suitable for the use of the Premises for ordinary general office purposes; provided, however, that Tenant shall not at any time have a connected electrical load for lighting purposes in excess of the wattage per square foot of rentable area of the Premises required for building standard amounts of lighting, or a connected load for all other power requirements in excess of two (2) watts per square foot of rentable area of the Premises as determined by Landlord, and the electricity so provided for lighting and power shall not exceed such limits;
(ii) heat and air conditioning required in Landlord's judgment for the comfortable use and occupancy of the Premises for such purposes; (iii) water for restroom and drinking purposes; (iv) elevator service by nonattended automatic elevators for general office pedestrian usage; (v) janitorial services as required to maintain the Premises and common areas in a clean and orderly condition consistent with other first-class office buildings in the San Francisco financial district; and (vi) window washing at least two (2) times a year. Tenant agrees to keep closed, when necessary, draperies which, because of the sun's position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the beating, ventilating and air conditioning system. If Tenant requires heating, ventilating and air conditioning to the Premises other than during Business Hours on Business Days, Landlord shall, upon Tenant's request given not later than 3 P.M. of the Business Day on which Tenant requires the after hour service, and not later than 3 P.M. on the Friday before any Saturday or Sunday on which Tenant requires such service, and not later than 3 P.M. of the day before any holiday on which Tenant requires such service, furnish such heating, ventilating and air conditioning. If Tenant receives such services, then Tenant shall pay, upon demand, an amount equal to Tenant's proportionate share of the actual direct cost to Landlord in providing the heating, ventilating and air conditioning to Tenant and all other tenants of the Building requesting such services outside of Business Hours on Business Days.

                  b. Payment for Excess Utilities and Services. All services and utilities for the Premises not required to be furnished by Landlord pursuant to the first sentence of Paragraph 17.a. shall be paid for by Tenant. If Tenant requires, on a regular basis, water, heat, air conditioning, electric current, elevator or janitorial service in excess of that provided for in the first sentence of Paragraph 17.a., Tenant shall first obtain the written consent of Landlord which consent may be withheld in Landlord's sole discretion. If Landlord consents to such excess use, Landlord may install an electric current or water meter (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the excess electric current or water consumed by Tenant or may cause the excess usage to be measured by other reasonable methods (e.g. by temporary "check" meters or by survey). Tenant shall pay to Landlord upon demand (i) the cost of any and all water, heat, air conditioning, electric current, janitorial, elevator or other services or utilities required to be furnished to Tenant in excess of the services and utilities required to be furnished by Landlord as provided in the first sentence of Paragraph 17.a.;
(ii) the cost of installation, maintenance and repair of any meter installed in the Premises; (iii) the cost of all electricity and water consumed by Tenant in connection with any dedicated heating, ventilating and/or air conditioning, computer power and/or air conditioning, telecommunications or other special systems of Tenant. Including any power usage other than through existing standard 110-volt AC outlets; and (iv) any cost incurred by Landlord in keeping account of or determining such excess utilities or services furnished to Tenant. Landlord's failure to bill Tenant for any such excess utilities or services shall not waive Landlord's right to bill Tenant for the excess at a later time.

                  c. Temperature Balance. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any of Tenant's equipment which uses other than the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits per square foot of rentable area of the Premises specified in Paragraph 17.a., or (iv) any rearrangement of partitioning or other improvements, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance. The cost of any such equipment and the cost of operating, maintaining or repairing the same, shall be paid by Tenant to Landlord upon demand.

                  d. Special Electrical or Water Connections. Without the prior written consent of Landlord, which Landlord in its sole discretion may refuse, Tenant will not connect or use any apparatus or device in the Premises (i) using current in excess of 110 volts or (ii) which will cause the amount of electricity, water, heating, air conditioning or ventilation furnished to the Premises to exceed the amount required for use of the Premises for ordinary general office purposes, as determined by Landlord, during Business Hours or
(iii) which would cause Tenant's connected load to exceed any limits established in Paragraph 17.a. Tenant shall not connect with electric current (except through existing outlets in the Premises) or water pipes any apparatus or device for the purpose of using electrical current or water.

         Landlord will not permit additional coring of the floor of the Premises in order to install new electric outlets in the Premises unless Tenant furnishes Landlord with X-ray scans of the floor area where the Tenant wishes to place additional electrical outlets and Landlord, in its absolute discretion, is satisfied, on the basis of such X-ray scans and other information obtained by Landlord, that coring of the floor in order to install such additional outlets will not weaken the structure of the floor.

                  e. Interruption of Services. In the event of an interruption in, or failure or inability to provide any of the above described services or utilities, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Notwithstanding the foregoing, if any interruption in, or failure or inability to provide any of the services or utilities described in Paragraph 17.a. is (i) within Landlord's reasonable control and continues for thirty (30) or more consecutive days, or (ii) outside Landlord's reasonable control and continues for sixty (60) or more consecutive days, and Tenant is unable to and does not use a material portion of the Premises for Tenant's business purposes as a result thereof, then Tenant shall be entitled to an abatement of Monthly Rent under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof, which abatement shall be based on the extent of

Tenant's inability to use the Premises. Tenant hereby waives the provisions of California Civil Code Section 1932(l) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

                  f. Governmental Controls. In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

         18. Personal Property and Other Taxes. Tenant shall pay, at least ten
(10) days before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon. Tenant's equipment, furniture, fixtures, improvements and other personal property (including carpeting installed by Tenant) located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises, and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord's payment upon demand.

         19. Rules and Regulations. Tenant shall comply with the Rules and Regulations set forth on Exhibit B attached hereto, as such Rules and Regulations may be modified or amended by Landlord from time to time. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations, but Landlord shall use reasonable efforts to encourage such compliance.

         20. Surrender: Holding Over.

                  a. Surrender. Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises and all improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises all of Tenant's personal property and trade fixtures that Tenant is required by Landlord to remove under the provisions of this Lease. If such removal is not completed at the expiration or other termination of this Lease, Landlord may remove the same at Tenant's expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant or, if Tenant fails to do so, Landlord may do so at Tenant's expense. The removal of Alterations from the Premises shall be governed by Paragraph 9 hereof. Tenant's obligations under this Paragraph shall survive the expiration or other termination of this Lease. Upon expiration or termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Promises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

                  b. Holding Over. If Tenant remains in possession of the Promises after the expiration or earlier termination of this Lease with the express written consent of Landlord, Tenant's occupancy shall be a month-to-month tenancy at a rent agreed upon by Landlord and Tenant, but in no event less than the Monthly Rent and Additional Rent payable under this Lease during the last full month prior to the date of the expiration of the Lease. Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term hereof. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without

Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the holdover period an amount equal to the greater of (i) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises or (ii) two hundred percent (200%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month prior to the date of such expiration.

                  c. Indemnification. Tenant shall indemnify and hold Landlord harmless from and against all claims, liability, damages, costs or expenses, including reasonable attorneys fees and costs of defending the same, incurred by Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages, including lost profits. claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Promises.

         21. Subordination and Attornment. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein which is now existing or hereafter executed or recorded (any of the foregoing being a "Superior Interest") without the necessity of any further documentation evidencing such subordination. Notwithstanding the foregoing, Tenant shall, within ten (10) business days of Landlord's written request, execute and deliver to Landlord a document evidencing the subordination of this Lease to a particular Superior Interest. If the interest of Landlord in the Real Property or the Building is transferred to any person ("Purchaser") pursuant to or in lieu of proceedings for enforcement of any encumbrance, Tenant shall immediately and automatically attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein. This Lease is further subject to that certain Master Declaration of Easements, Covenants, Conditions and Restrictions For Hills Plaza Subdivision (the "Master Declaration"), dated February 21, 1991, recorded on February 28, 1991, in Reel No. F322, Image No. 0357, in the Official Records of the City and County of San Francisco, California.

         22. Financing Condition. If at any time or times Landlord desires to obtain financing for the Real Property, if any lender which intends to take, or is holding, a mortgage or deed of trust encumbering the Real Property should require, as a condition to such financing, either execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, or any modification of the agreements, covenants, conditions or provisions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement and to modify this Lease as required by such lender within ten (10) days after receipt of a written request therefor; provided, however, that no such modification shall affect the length of the term hereof or increase the rent payable by Tenant under Paragraphs 5 and 7. Tenant acknowledges and agrees that its failure to execute any such agreement or modification required by such lender may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 hereof, including its right to damages caused by the loss of said financing. If Tenant shall fail or refuse to execute any such agreement or modification within ten (10) days after receipt thereof, Landlord, at its option, may, upon written notice to Tenant, terminate this Lease and, upon giving such termination notice, Landlord shall refund to Tenant any unearned rent and/or security deposit hold by Landlord in excess of amounts which Tenant then owes to Landlord, and this Lease shall terminate.

         23. Entry by Landlord. Landlord may, at any and all reasonable times and upon reasonable advance notice (provided that no advance notice need be given if an emergency necessitates an immediate entry or prior to entry to provide routine janitorial services), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder,
(b) supply janitorial and any other service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants, (d) post notices of nonresponsibility, and (e) alter, improve or repair the Premises or any portion of the Real Property. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises or elsewhere in the Real Property scaffolding and other structures reasonably required for the work to be performed. In no event shall Tenant's rent abate as a result of any such entry or work; provided, however, that all such work shall be done in such a manner as to cause as little interference to Tenant as reasonably possible. Except in the event of Landlord's gross negligence or willful misconduct, Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises as provided in this paragraph. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant's vaults and safes. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

         24. Insolvency or Bankruptcy. The occurrence of any of the following shall constitute an Event of Default under Paragraph 25 hereof:

                  a. Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets;

                  b. Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other law, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment pursuant to any state or federal bankruptcy or other law without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated;

                  c. Tenant is unable, or admits in writing its inability, to pay its debts as they mature;

                  d. Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations.

         In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor's estate in any bankruptcy, insolvency or reorganization proceedings.

         25. Default and Remedies.

                  a. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

                           1. Tenant fails to pay rent or other sums due
hereunder within five (5) days of written notice from Landlord that such sum was not paid when due.

                           2. Tenant fails to deliver, within the period
described in the applicable Paragraph, (i) any estoppel certificate requested by Landlord under Paragraph 29 hereof, (ii) any document evidencing subordination of this Lease required under Paragraph 21 hereof, or (iii) any agreement with a lender described in Paragraph 22 hereof, and thereafter Tenant does not deliver such executed document within ten (10) days of written notice from Landlord of such failure.

                           3. Tenant violates the bankruptcy and insolvency
provisions of Paragraph 24 hereof.

                           4. Tenant fails to comply with any other provision of
this Lease in the manner required within thirty (30) calendar days after written notice of such failure (or if the noncompliance cannot by its nature be cured within the 30-day period, if Tenant fails to commence to cure such noncompliance within the 30-day period and thereafter diligently prosecute such cure to completion).

                  b. Remedies. Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

                           1. Landlord may terminate Tenant's right to
possession of the Promises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant's account, its storage of Tenant's personal property and trade fixtures, its acceptance of keys to the Premises from Tenant or its exercise of any other rights and remedies under this Paragraph 25, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises.

         Upon such termination in writing of Tenant's right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future law, ordinance or regulation providing for recovery of damages for such breach, including but not limited to the following:

                              (i) The reasonable cost of recovering the
Premises; plus

                              (ii) The reasonable cost of removing Tenant's
Alterations, trade fixtures and improvements; plus

                              (iii) All unpaid rent due or earned hereunder
prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Paragraph 25.b.2. below, together with interest at the Interest Rate specified in Paragraph 5.c. of this Lease, on such sums from the date such rent is due and payable until the date of the award of damages; plus

                              (iv) The amount by which the rent which would be
payable by Tenant hereunder, including Additional Rent under Paragraph 7 hereof, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided together with interest at the Interest Rate specified in Paragraph 5 hereof on such sums from the date such rent is due and payable until the date of the award of damages; plus

                              (v) The amount by which the rent which would be
payable by Tenant hereunder, including Additional Rent under Paragraph 7 hereof, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

                              (vi) Such other amounts in addition to or in lieu
of the foregoing as may be permitted from time to time by applicable law.

                           2. Landlord may continue this Lease in full force and
effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant's account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as

Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Tenant's personal property, trade fixtures and Alterations; (ii) second, to the payment of rent then due and payable hereunder; (iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant's account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

         During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant's right to possession of the Premises and subject to Paragraph 13, entitled Assignment and Subletting, and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold its consent to an assignment or sublease of Tenant's interest in the Premises or in this Lease.

                           3. During the continuance of an Event of Default,
Landlord may enter the Premises without terminating this Lease and remove all Tenant's personal property, Alterations and trade fixtures from the Premises and store them at Tenant's risk and expense. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys' fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Paragraph 25.b.2. above.

         Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's personal property pursuant to this Paragraph 25, and Tenant shall hold Landlord harmless from and against any loss, cost or damage resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

                           4. Landlord may require Tenant to remove any and all
Alterations from the Premises or, if Tenant fails to do so within ten (10) days after Landlord's request, Landlord may do so at Tenant's expense.

                           5. Landlord may cure the Event of Default at Tenant's
expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate specified in Paragraph 5 from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.

         26. Damage or Destruction. If all or a part of the Premises are damaged by fire or other casualty, or if the Building is so damaged that access to or use and occupancy of the Premises is materially impaired, Landlord shall promptly give Tenant notice of Landlord's reasonable estimate of the time required to make such repairs (the "Damage Estimate"). If the Damage Estimate is seventy-five (75) days or less, then Landlord shall repair the damage and this Lease shall remain in full force and effect. If the Damage Estimate is more than seventy-five (75) days, Landlord, at its option exercised by written notice to Tenant within sixty (60) days of the date of the damage, shall either (a) repair the damage, in which event this Lease shall continue in full force and effect, or (b) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice. If the Damage Estimate is more than one hundred thirty-five (135) days, and Landlord does not give notice terminating this Lease, then Tenant may give notice to Landlord, within thirty (30) calendar days after Tenant receives the Damage Estimate, terminating this Lease as of the date of such fire or casualty.

         If, during the course of repair, it becomes reasonably apparent to Landlord that the time required to make the repairs is likely to exceed Landlord's Damage Estimate by ninety (90) days or more, Landlord shall promptly give Tenant written notice specifying Landlord's revised estimate of the number of days (from the date of damage) required to make such repairs beyond the original Damage Estimate (a "Revised Damage Estimate"). If the Revised Damage Estimate exceeds one hundred eighty (180) days, Landlord, at its option exercised by written notice accompanying the revised estimate, shall elect to either (a) continue to repair the damage, or (b) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice. If the Revised Damage Estimate exceeds one hundred eighty (180) days (which one hundred eighty (180) day period shall be extended by the length of any delay in the completion of the repairs caused by "Tenant Restoration Delay", which means any delay in completion of the repairs caused by Tenant, including, without limitation, any delay caused by Tenant's failure to respond to inquiries of Landlord regarding the repairs within a reasonable period of time, or caused by Tenant's failure to grant Tenant's approval of materials or finishes for the repairs within a reasonable period of time, or caused by any interference by Tenant, or Tenant's agents, employees or contractors with the performance of the repairs), and Landlord does not give notice terminating this Lease, then Tenant may give notice to Landlord, within thirty (30) calendar days after Tenant receives notice of Landlord's revised estimate, terminating this Lease as of the date thirty (30) days after Tenant's notice. If Tenant does not give notice terminating the Lease within such period, Tenant shall be deemed to have agreed to the redelivery of the repaired Premises on the revised estimated redelivery date as set forth in the Revised Damage Estimate. After Landlord becomes aware of any occurrence that will, or is likely to, result in Tenant Restoration Delay, Landlord shall use reasonable good faith efforts to promptly notify Tenant of such occurrence together with Landlord's then good faith estimate of the probable duration of the Tenant Restoration Delay.

         Notwithstanding anything to the contrary contained in this Paragraph 26, if the initial Damage Estimate is more than ninety (90) days, and the date on which Landlord reasonably anticipates the repairs of such damage will be completed is during the last twelve (12) months of the Lease term, Landlord and Tenant shall each have the option to terminate this Lease as of the date of such damage by giving written notice to the other, in the case of Landlord together with the Damage Estimate, or, in the case of Tenant, within thirty (30) days of Tenant's receipt of the Damage Estimate.

         Notwithstanding anything to the contrary in this Paragraph 26, if damage which would otherwise lead to a right to terminate this Lease results from the willful misconduct of Landlord or Tenant, the party from whose misconduct such damage results shall have no right to terminate this Lease.

         If the fire or other casualty damages the Premises or the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, and the damage does not result from the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, then during the period the Premises or any part thereof are rendered unusable by such damage and repair, Tenant's Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereof shall be proportionately reduced based upon the extent to which the damage and repair prevents Tenant from conducting its business at the Premises. Landlord shall not be obligated to repair or replace any of Tenant's movable furniture, equipment, trade fixtures, and other personal property, nor any Alterations installed in the Premises by Tenant, and Tenant shall, at Tenant's sole cost and expense, repair and replace such items. All such repair and replacement of Alterations shall be constructed in accordance with Paragraph 9 hereof regarding Alterations.

         A total destruction of the Building shall automatically terminate this Lease. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.

         27. Eminent Domain.

                  a. If all or any part of the Promises are taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a "taking"), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking. If only a portion of the Premises is taken, Landlord or Tenant may terminate this Lease as to the remainder of the Premises upon written notice to the other party within ninety
(90) days after the taking; provided, however, that Tenant's right to terminate the Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant's business. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or of any of the improvements or Alterations in the Premises; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant's relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, trade fixtures, Alterations or other improvements paid for by Tenant.

         In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced. If all or any part of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking.

                  b. Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking, except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future law, ordinance or governmental regulation providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

         28. Landlord's Liability: Sale of Building. The term "Landlord", as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's stockholders, directors, officers or partners on account of any of Landlord's obligations or actions under this Lease. In addition, in the event of any conveyance of title to the Real Property, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Upon any conveyance of title to the Real Property, the grantee or transferee, by accepting such conveyance, shall be deemed to have assumed Landlord's obligations to be performed under this Lease from and after tile date of transfer, subject to the limitations on liability set forth above in this Paragraph 28. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, and Landlord transfers such security to the grantee or transferee of Landlord's interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages, including, without limitation, lost profits or loss of business, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners or other owners of Landlord. and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner.

         29. Estoppel Certificates. At any time and from time to time, upon not less than ten (10) days' prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that Tenant is not in default under this Lease (or if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser of the Real Property or by a lender obtaining a lien on the Real Property as security.

         30. Right of Landlord to Perform. If Tenant fails to make any payment required hereunder (other than Monthly Rent and Additional Rent) or fails to perform any other of its obligations hereunder, Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant's behalf. All sums so paid by Landlord and all necessary incidental costs in connection with the performance by Landlord of an obligation of Tenant (together with interest thereon from the date of such payment by Landlord until paid at the Interest Rate set forth in Paragraph 5 hereof) shall be payable by Tenant to Landlord upon demand, and Tenant's failure to make such payment upon demand shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent.

         31. Late Charge. Tenant acknowledges that late payment of any installment of Monthly Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds. Therefore, if any installment of Monthly Rent or Additional Rent due from Tenant is not received within five (5) days of the date of written notice that such is due, Tenant shall pay to Landlord on demand an additional sum of five percent (5%) of the overdue installment, which sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

         32. Attorneys' Fees: Waiver of Jury Trial. In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The "prevailing party" will be determined by the court before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

         If any action or proceeding between Landlord and Tenant to enforce the provisions of this Lease (including an action or proceeding between Landlord and

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
the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) or arising out of Tenant's use or occupancy of the Premises or any portion of the Real Property, proceeds to trial, Landlord and Tenant hereby waive their respective rights to a jury in such trial.

         33. Waiver. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

         34. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States mail, postage prepaid, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder. All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, addressed to Landlord in care of Shorenstein Management, Inc., 555 California Street, 49th floor, San Francisco, California 94104, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder.

         35. Notice of Surrender. At least ninety (90) days before the last day of the term hereof, Tenant shall give to Landlord a written notice of intention to surrender the Premises on that date, but neither this paragraph nor any failure by Landlord to protest the lack of such notice by Tenant shall be construed as an extension of the term hereof or as a consent by Landlord to any holding over by Tenant.

         36. Defined Terms and Marginal Headings. When required by the context of this Lease, the singular includes the plural. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term "including" or "includes" is used in this Lease it shall be construed as if followed by the phrase "without limitation".

         37. Time and Applicable Law. Time is of the essence of this Lease and of each and all of its provisions. This Lease shall be governed by and construed in accordance with the laws of the State of California.

         38. Successors. Subject to the provisions of Paragraphs 13 and 28 hereof, the covenants and conditions hereof shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

         39. Entire Agreement: Modifications. This Lease (including any exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant's lease of the Premises. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises or the Real Property or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

         40. Light and Air. Tenant agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

         41. Name of Building. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in

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
the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building at any time by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

         42. Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         43. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in California, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

         44. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         45. Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Project. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas of the Building, these areas may, from time to time, be exposed to tobacco smoke. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances. Landlord has made no special investigation of the Premises with respect to any hazardous substances. Landlord covenants to comply during the Lease term with all local, state and federal laws and regulations requiring disclosure to tenants regarding the existence of hazardous substances within the Building.

         46. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Lease directly with the Real Estate Broker(s) identified in Paragraph 2 and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease. Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any and all claims by any real estate broker or salesman other than the Real Estate Broker(s) identified in Paragraph 2 for a commission, finder's fee or other compensation as a result of Tenant's entering into this Lease.

         47. Parking. Landlord shall provide Tenant with parking for twelve (12) automobiles in the garage of the Building, and Tenant shall pay for such parking at Landlord's regular rate or charge from time to time in effect for parking in the Building. Notwithstanding the fact that non-reserved parking for twelve (12) automobiles shall be initially available to Tenant, Tenant shall not be required to initially accept more than eight (8) parking spaces. If Tenant does not accept all of the parking so available to Tenant, Tenant acknowledges that all or a portion of the parking spaces not then accepted by Tenant may be temporarily committed to other tenants of the Building. If Tenant thereafter

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
needs any such space, for Tenant's own use, Tenant shall give Landlord at least sixty (60) days prior written notice of the date on which Tenant requires such space and Landlord shall make such space available to Tenant on such date, provided that Tenant shall be deemed to have released to Landlord any parking space which Tenant has not accepted by April 1, 1997. Tenant shall provide Landlord with written notice of the names of each party to whom Tenant from time to time distributes Tenant's parking rights hereunder, and shall cause each such party to execute Landlord's standard waiver form for garage users. If the parking charge is not paid within five (5) days of the date due then, in addition to any other remedies afforded Landlord under this Lease for nonpayment of rent, Landlord may suspend Tenant's rights under this Paragraph 47 until such parking charge is paid in full. The parking rights set forth in this Paragraph 47 are non-transferrable, are personal to CKS Group, Inc., and shall not inure to the benefit of any successor, assignee or subtenant of Tenant. Further, if at any time during the term hereof, Tenant releases to Landlord any parking space provided for in this paragraph, then Tenant's right under this paragraph to use such released parking space is terminated for the remainder of the Lease term.

         48. Option to Install Telecommunications Installation.

                  a. Antenna Request and Designation of Telecom Site. Provided that Landlord has suitable space available for such equipment and Landlord determines, in Landlord's sole judgment, that the operation of such equipment will not interfere with the operation of the Building or with any other equipment then installed in or on the Building or with any equipment for which an installation right has then been granted, Tenant shall have the option to install and maintain an antenna or telecommunications dish (the "Antenna") on the roof of the Building, in accordance with the provisions of this Paragraph
48. If Tenant desires to install an Antenna on the roof of the Building, Tenant shall so notify Landlord in writing, which notice shall be accompanied by the specifications of the proposed Antenna and a detailed description of the proposed method of installing the Antenna (an "Antenna Request"). Within sixty
(60) days of receipt of Tenant's Antenna Request, Landlord shall notify Tenant in writing of whether there is a suitable site available on the roof of the Building for the proposed Antenna. If Landlord determines that a suitable site is available, Landlord's notice shall designate the site on which the Antenna may be installed (the "Telecom Site"), the date on which the Telecom Site will be available (the "Antenna Commencement Date"), and the monthly rental rate for the Telecom Site (the "Telecom Rental"), which rate shall be Landlord's then standard charge for rooftop equipment sites for antennae similar to the Antenna. Landlord's designation of a Site shall represent only Landlord's consent to the placement of the Antenna at the Telecom Site, and shall not constitute any agreement or representation by Landlord that the Telecom Site will be adequate for Tenant's needs, that the Antenna will not interfere with other equipment on the roof of the Building, or that the Antenna or its proposed installation complies with applicable laws, building codes, ordinances, rules or other governmental regulations. If Landlord indicates that no suitable site is available, or if Tenant does not elect to lease the Telecom Site on the terms stated in Landlord's notice, Tenant may thereafter send another Antenna Request (indicating the same or different specifications), and Landlord shall consider such request, provided that Landlord shall have no obligation to consider an Antenna Request more frequently than once every six (6) months. If Tenant desires to lease the Telecom Site on the terms stated in Landlord's notice, Tenant shall so notify Landlord in writing within ten (10) days of receipt of Landlord's notice, and the following provisions of this Paragraph 48 shall thereupon apply.

                  b. Equipment and Telecom Site. If Tenant elects to lease the Telecom Site designated by Landlord in accordance with Paragraph 48.a, above, then in addition to the Premises referred to in Paragraph 1 hereof and shown on the attached Exhibit A, effective as of the Telecom Commencement Date Tenant shall have the following:

                  (i) the right to use the Telecom Site, designated by Landlord to Tenant as provided above, for the installation, operation, maintenance and replacement by Tenant, at Tenant's sole expense, of the Antenna (not to exceed the diameter and/or height designated in Tenant's Antenna Request); and

                  (ii) the non-exclusive right to use, in common with one or more other tenants of the Building and Landlord, the vertical shafts and horizontal raceways of the Building for the installation of such electrical wires and cables as reasonably needed, in Tenant's reasonable judgment, to connect Tenant's equipment on the Telecom Site with the Premises. The Antenna and all related wiring equipment and cabling is referred to herein as the "Equipment".

                  The provisions of this Lease (excluding Paragraph 17, entitled Utilities) shall apply to Tenant's lease of the Telecom Site. Without limiting the generality of the foregoing, the provisions of Paragraph 14, entitled Indemnification of Landlord, and the provisions of Paragraph 15, entitled Insurance, shall apply in full to Tenant's lease of the Telecom Site and Tenant's installation, operation and maintenance of the Equipment.

                  Landlord shall not be obligated to provide any water, gas or other utilities to the Telecom Site except that Landlord will allow Tenant to connect to Landlord's existing electrical panel serving the Telecom Site and to draw therefrom, at no separate charge to Tenant, electrical power for ordinary use of the Equipment.

                  c. Telecom Rental. Commencing on the Antenna Commencement Date, and continuing throughout the term of this Lease, Tenant shall pay the Telecom Rental to Landlord as rent for the Telecom Site, on the first day of each month without deduction or offset. Such Telecom Rental shall be paid along with Tenant's payment of Monthly Rent for the Premises under Paragraphs 2.c. and 5 of the Lease.

                  d. Installation Plans: Relocation. Tenant shall submit to Landlord detailed plans and specifications for the Antenna and the cables and wires that Tenant wishes to install, but shall not commence any construction, installation or operation of any Equipment until the plans and specifications have been approved in writing by Landlord. Landlord may require Tenant to relocate the Equipment during the Lease term in order to accommodate any other equipment Landlord may elect to locate (or permit others to locate) in the areas occupied by the Equipment. Tenant shall label all Equipment in a manner approved by Landlord.

                  e. Use: Compliance With Law. Tenant agrees that Tenant shall not sell communication services or use the Equipment to provide services to any other party. Tenant, at Tenant's sole expense, shall comply with all laws and regulations regarding the installation, construction, operation and maintenance of the Equipment.

                  f. Interference by Equipment. In no event may the Equipment interfere with the reception of or signal from any other antenna or satellite dish presently or hereinafter erected on the Building. If the operation of the Equipment interferes with any such other antenna or satellite dish then, immediately following written notice from Landlord to Tenant of such interference, Tenant shall eliminate such interference. If Tenant is unable to promptly eliminate such interference, then Landlord may, upon further written notice to Tenant, terminate Tenant's lease of the Telecom Site and Tenant shall immediately cease operation of the Equipment and remove the Equipment from the Telecom Site pursuant to Paragraph 48.g. below.

                  g. Removal of Equipment. Upon the expiration or any sooner termination of the Lease, Tenant shall remove all of the Equipment from the Telecom Site, raceways and Building areas and restore the areas to their condition prior to such installation.

                  h. Access to Telecom Site. Subject to the Rules and Regulations of the Building Tenant shall have the right, at Tenant's sole cost and expense, to enter upon the Telecom Site during normal business hours and weekends and to construct, install, operate and maintain the Equipment on the Telecom Site and in the raceways, until this Lease terminates. Tenant may enter the Building and Telecom Site and perform construction work therein in accordance with the plans and specifications approved by Landlord pursuant to Paragraph 48.d. above. Tenant may have access to the roof of the Building for normal repairs during normal business hours upon not less than three hours' prior telephone notice to the engineer for the Building during normal business hours. Tenant shall designate in writing to Landlord the appropriate authorized person or persons whom Tenant will use to make emergency repairs to the Equipment on the Telecom

Site. Upon such proper designation and prior identification to Landlord's Building security personnel, such authorized person(s) may enter upon the roof to perform emergency repairs to the Equipment at any time. Tenant shall give Landlord not less than fifteen (15) days' prior written notice of the commencement of any construction or installation under this Paragraph 48. Landlord agrees to allow access to the roof only to persons who show evidence which, in the sole judgment and discretion of Landlord, reasonably appears to constitute authorization by Tenant or by any other tenant granted rights by Landlord to install, operate and/or maintain facilities or equipment of any kind on the roof of the Building, or by any representative or agent of Landlord for such access.

                  i. Landlord's Liability. Landlord shall have no obligation to design, install, construct, use, operate, maintain, repair, replace or remove Tenant's Equipment or to have any other responsibility or liability in connection therewith or the operations thereof, except as expressly set forth In this Lease.

         49. Storage.

                  a. Lease of Storage Premises. In addition to the Premises described in Paragraph 1 above, Tenant shall lease the "Storage Premises" (as defined below) which consist of approximately 200 to 500 rentable square feet of a storage space in the Building, the exact location of which shall be identified by Landlord to Tenant on or prior to the commencement of the Term hereof.
Except to the extent inconsistent with this Paragraph 49, the provisions of the Lease shall apply in full to Tenant's lease of the Storage Premises.

                  b. Storage Premises "As Is": Use. Tenant shall accept the Storage Premises in their "as-is" condition and Landlord shall have no obligation to make or pay for any improvements or perform any renovation in the Storage Premises to prepare such space for Tenant's occupancy. Tenant shall use the Storage Premises for storage purposes only. Landlord will provide lighting suitable for the use of the Storage Premises for storage purposes, and no other utility or services. Tenant will be responsible for providing, at Tenant's sole cost and expense, janitorial services to the Storage Premises and Landlord will have no obligation to furnish or pay for such service.

                  c. Rent. Tenant shall pay rent for the Storage Premises at the rate of $1.25 per rentable square foot per month (the "Storage Rent"). Tenant shall pay the Storage Rent monthly, in advance, on or before the first day of each calendar month during the term of the Lease and the Storage Rent shall constitute additional rent owing under the Lease. Storage Rent for any partial month shall be proportionately adjusted based on a 30-day month.

                  d. Relocation. At any time during the term hereof Landlord may, at Landlord's sole cost and expense, substitute other space of comparable size in the Building or elsewhere in the Hills Plaza complex for the Storage Premises.

         50. Deleted.

         51. Right of First Offer.

                  a. First Offer Right: Available Space. Tenant shall have a continuing right of first offer to lease each increment of space on the fifth
(5th) floor of the Building which is contiguous to the Premises (each of which is a "First Offer Increment") and is or becomes "available for lease" during the term hereof, subject to the provisions of this Paragraph 51. An increment of space shall not be deemed "available for lease" if the tenant under an expiring lease of such space desires to renew or extend its lease or if any tenant of the Building exercises an option or right of first offer to lease such space, which option or right of first offer has been granted prior to the date of this Lease.

                  b. Tenant's Space Requirements Notice: Notice of Available Space. Tenant shall deliver to Landlord, within the two (2) weeks immediately preceding each six (6) month anniversary of the date this Lease is executed by Landlord and Tenant, a written notice specifying Tenant's anticipated needs for additional space on the fifth (5th) floor of the Building during the subsequent six (6) month period (the "Space Requirements Notice"). Such Space Requirement Notice shall be delivered to the building manager and a copy thereof delivered to Landlord at the address for notices to Landlord set forth in Paragraph 34 hereof.

Within thirty (30) days after receipt of any Space Requirements Notice, Landlord shall give Tenant written notice of any First Offer Increment which is then available to Lease. Further, Landlord shall give Tenant written notice of any First Offer Increment which becomes available to Lease during the six (6) month period following delivery of Tenant's Space Requirements Notice, which notice shall be given within thirty (30) days after any such First Offer Increment becomes available to lease, or, if sooner, within thirty (30) days after Landlord shall be in a position to project when a First Offer Increment will be available to lease. Notices from Landlord to Tenant hereunder are referred to as "Availability Notices". Each Availability Notice shall identify the space and specify the availability date (or estimated availability date). If Landlord has not received from Tenant a Space Requirements Notice for a particular 6-month period, the provisions of this Paragraph 51 shall not apply during such period and Landlord shall have no obligation to provide Tenant with notice of any First Offer Increment that becomes available for lease during such period or to lease any such First Offer Increment to Tenant during such period. Tenant acknowledges that, as of the date this Lease is executed, Tenant does not require additional space on the fifth (5th) floor of the Building other than the Premises.

                  c. Exercise of First Offer Right. If Tenant elects to lease a First Offer Increment, Tenant shall so notify Landlord in writing within ten
(10) business days after the date of the Availability Notice. If Tenant does not exercise its right to lease a First Offer Increment within such ten (10) day period, then Landlord shall be released of its obligation to lease such First Offer Increment to Tenant for a period of six (6) months following the relevant Availability Notice, and Landlord shall have the right during such six (6) month period to lease the First Offer Increment to any third-party for a term and on such other conditions as Landlord may determine in Landlord's sole discretion. If Landlord has not leased the First Offer Increment to a third-party tenant within the six (6) month period following the Availability Notice, then the provisions of this Paragraph 51 shall again apply to the First Offer Increment, provided, however, that if Landlord is actively and in good-faith negotiating with a third-party with respect to the First Offer Increment at the end of such six (6) month period (which negotiations have included, at a minimum, exchange of a proposal and counter proposal), such six (6) month period shall be extended through the date such negotiations conclude. Upon Landlord's leasing the First Offer Increment to any third-party during the period permitted by this Paragraph 48, all rights of Tenant with respect thereto under this Paragraph 48 shall cease until the First Offer Increment becomes "available for lease" again at a future date.

                  d. Terms and Conditions. Upon Tenant's election to lease a First Offer Increment, Landlord and Tenant shall promptly enter into an amendment of this Lease, adding such First Offer Increment to the Premises on all the terms and conditions set forth in this Lease as to the Premises originally demised hereunder, except that (i) the term of the lease to Tenant of such First Offer Increment shall commence upon the availability date (but in no event sooner than thirty (30) days after the date of Landlord's Availability Notice to Tenant) and shall continue coextensively with the remaining term hereof and any extension thereof, (ii) the Monthly Rent payable by Tenant under Paragraph 5 of the Lease for the First Offer Increment shall be the fair market rent for such space, as provided for below, (M) Tenant's proportionate share payable under Paragraph 7 hereof with respect to such First Offer Increment shall be determined by dividing the rentable square footage of such First Offer Increment by the rentable square footage of the Building, and (iv) Tenant shall take the First Offer Increment in its then "as-is" condition, broom clean and with the carpeting shampooed throughout.

         The fair market rent for the First Offer Increment shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30)-day period commencing with Landlord's notice to Tenant stating the commencement date for the First Offer Increment, but no sooner than six (6) months prior to the date the First Offer Increment is to be added to the Lease. For purposes of this Paragraph 51, the term "fair market rent" shall mean the rental rate for comparable space under primary lease (and not sublease), taking into consideration such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in first-class, reputable, established high-rise office buildings in comparable locations in the San Francisco financial district, in sound physical and economic condition, engaged in then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate). If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30)-day period, then the fair market monthly rent shall be established by appraisal in accordance with the procedures set forth in Exhibit C attached hereto.

         If Tenant shall exercise the right of first offer granted herein, Landlord does not guarantee that the First Offer Increment will be available on the stated availability date for the lease thereof, if the then existing occupants of the First Offer Increment shall hold-over, or for any other reason beyond Landlord's reasonable control. In such event. rent with respect to the First Offer Increment shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse.

                  e. Minimum Monthly Rent. Notwithstanding anything in the foregoing or Exhibit C attached hereto to the contrary, in no event shall the Monthly Rent for any First Offer Increment be less than the amount produced by multiplying the rentable square footage of such First Offer Increment by the aggregate of the monthly rental rate per rentable square foot payable by Tenant for all Premises then leased under this Lease under Paragraphs 2, 5 and 7 hereof for the month immediately preceding the date the First Offer Increment is added to the Lease.

                  f. Limitation on Tenant's Right of First Offer. Notwithstanding the foregoing, if (i) on the date of exercise of the right of first offer, or the date immediately preceding the date the Lease term for the First Offer Increment is to commence, Tenant is in default hereunder, or (II) on the date immediately preceding the date the Lease term for the First Offer Increment is to commence Tenant named herein (a) Is not in occupancy of the entire Premises then leased hereunder or (b) does not intend to occupy the entire Premises then leased hereunder, together with the entire First Offer Increment, then Tenant shall have no right to lease the First Offer Increment and the exercise of the right of first offer shall be null and void.

         52. Renewal Option.

                  a. Exercise of Renewal Option. Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon the expiration of the initial term of the Lease. The renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than twelve (12) months prior to the Expiration Date of this Lease. Notwithstanding the foregoing, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if (i) as of the date immediately preceding the commencement of the renewal period Tenant is not in occupancy of the entire Premises then demised hereunder or Tenant does not intend to continue to occupy the entire Premises (but intends to assign this Lease or sublet all or a portion of the Premises), or (ii) on the date Tenant exercises the option or on the date immediately preceding the commencement date of the renewal period Tenant is in default of any of its obligations under this Lease.

                  b. Terms and Conditions. If Tenant exercises the renewal option, then during the renewal period all of the terms and conditions set forth in this Lease as applicable to the Promises during the initial term shall apply during the renewal term, except that (i) Tenant shall have no further right to renew this Lease, (ii) Tenant shall take the Premises in their then "as-is" state and condition, (iii) the Base Year for the Premises shall be the calendar year in which the renewal term commences and the Base Tax Year shall be the fiscal tax year in which the renewal term commences, (iv) the Monthly Rent payable by Tenant for the Premises shall be the then-fair market rent for the Premises based upon the terms of this Lease, as renewed, and (v) Tenant shall have no further rights under Paragraph 51 of this Lease. For purposes of this Paragraph 52, the term "fair market rent" shall have the meaning set forth in Paragraph 51 above. The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing six (6) months prior to the Expiration Date of this Lease. If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in attached Exhibit C.

                  c. Minimum Monthly Rent. Notwithstanding anything in the foregoing to the contrary, in no event shall the Monthly Rent during the renewal period be less than the aggregate of the amounts of Monthly Rent and Additional Rent payable by Tenant (for all of the Premises leased hereunder) under Paragraphs 2.b., 5 and 7 hereof for the calendar month immediately preceding the commencement of the renewal period. If the fair market rent is not established prior to the commencement of the renewal period, then Tenant shall continue to pay as Monthly Rent and Additional Rent the sums in effect as of the last day of the initial term of the Lease and, as soon as the fair market rent is determined, Tenant shall immediately pay to Landlord any deficiency in the amount paid by Tenant during such period.

         53. Temporary Promises.

                  a. Existing Temporary Premises. An affiliate of Tenant, Cleary, Kvamme & Suitor, Inc., presently leases those premises shown outlined on attached Exhibit D (the "Temporary Premises") on a month to month basis, with a termination date effective on the date immediately preceding the date of this Lease. Commencing on the date hereof and continuing through the earlier of (i) the date Tenant vacates such space, (ii) the first date on which Landlord has delivered both Increment 2 and Increment 3 of the Premises to Tenant, or (iii) December 31, 1996, Landlord shall supply Tenant with the Temporary Premises. Tenant shall accept the Temporary Premises in their "as is" state and condition and Landlord shall have no obligation whatsoever to make or pay for any improvements in the Temporary Premises to prepare the Temporary Premises for Tenant's occupancy. Tenant shall pay rent for the Temporary Premises at the rate of Five Thousand Six Hundred Twenty-Four Dollars ($5,624.00) per month, commencing on the date hereof. The rent for any partial month shall be proportionately adjusted. Landlord and Tenant acknowledge that, except to the extent inconsistent with this Paragraph, all of the other terms of this Lease shall apply in full to Tenant's occupancy of the Temporary Premises.

                  b. Substitute Temporary Premises. Landlord reserves the right one time during the Term of this Lease, upon thirty (30) days advance written notice to Tenant, to relocate Tenant from the Temporary Premises to another part of the Building; provided that (i) the substitute temporary premises shall be no smaller than the Temporary Premises, (ii) the substitute temporary premises shall have improvements reasonably suitable for general office purposes, (iii) Tenant shall have no obligation to pay more than the monthly rate set forth above regardless of the size of the substitute temporary premises unless Tenant actually occupies more than 2,812 rentable square feet of such space, in which event Tenant shall pay rent for such additional space at the rate of $24.00 per rentable square foot per annum, and (iv) such substitute space shall be on the fifth (5th) floor of the Building, unless Landlord obtains Tenant's written agreement to take proposed substitute space on another floor. From and after the date of any relocation of the Temporary Premises pursuant to this Paragraph 53.b. or Paragraph 53.c., the term "Temporary Premises" as used herein shall mean the substituted space in the Building. If such a relocation occurs, then Landlord shall bear Tenant's reasonable out-of-pocket expenses in moving Tenant's furnishings and equipment from the occupied Temporary Premises to the substituted Temporary Premises (including the cost of installation in the substitute Temporary Premises of Tenant's then-existing telephone system, but expressly excluding the cost of any new, additional or replacement equipment).

                  c. Substitution of Shell Space for Temporary Premises. if Landlord elects to replace the Temporary Premises with a portion of the space on the fifth (5th) floor of the Building which is presently in shell condition (the "Shell Substitute Premises"), the provisions of this Paragraph 53.c. shall apply. Prior to delivering the Shell Substitute Premises to Tenant, Landlord shall install in the Shell Substitute Premises basic levels of the following, all designed and installed for open plan space: HVAC, carpeting, lighting, and electrical wiring and outlets (collectively, the "Basic Improvements"). Landlord and Tenant shall each bear one-half of the cost of the Basic Improvements, including any architectural costs and the fee charged by Landlord's contractor in connection therewith, provided that no Alterations Operations Fee (as defined in Paragraph 9.a. above) shall be payable with respect to the Basic Improvements and provided further that Tenant's share of the cost of the Basic Improvements shall not exceed $5.00 per rentable square foot of the Shell Substitute Premises. Tenant shall pay Landlord immediately upon written demand Tenants one-half share of the cost of the construction of the Basic Improvements, which demand may be

                          [HILLS PLAZA PHASE I FLOOR 5]

                                   [EXHIBIT A]
for payment in advance or in course of construction installments. At Tenant's written request, Landlord shall provide Tenant with an advance of up to $14,060.00 (the "Temporary Promises Advance") to be applied toward Tenant's share of the cost of the Basic Improvements. Interest shall accrue on sums from time to time disbursed hereunder at the rate of ten percent (10%) per annum. Upon the completion of the Basic Improvements and the determination of the actual amount of the Temporary Premises Advance that was disbursed by Landlord (the "Temporary Premises Amortization Amount"), Landlord and Tenant will enter into an amendment to the Lease which increases the monthly rent set forth in Paragraph 2.c. of the Lease by a sum sufficient to fully amortize the Temporary Premises Amortization Amount over the period (the "Basic Improvements Amortization Period") commencing on the first day of the first calendar month following the final disbursement of the Temporary Premises Advance and ending on the Expiration Date, which amortization shall be on a straight line basis at an interest rate of ten percent (10%) per annum. Landlord shall notify Tenant in writing of the total interest which accrued prior to the commencement of the Basic Improvements Amortization Period, and Tenant shall pay Landlord such sum shall be within thirty (30) days of such notice. If this Lease is terminated early for any reason whatsoever, the then unamortized portion of the Temporary Premises Improvement Advance, together with any accrued and unpaid interest thereon, shall be immediately due and payable. Tenant shall accept the Shell Substitute Premises in their as is condition following completion of the Basic Improvements. Notwithstanding the provisions of Paragraph 53.a. above, Tenant shall pay rent for the Shell Substitute Premises at the rate of Four Thousand Six Hundred Eighty-Seven Dollars ($4,687.00) per month, commencing on the date of substitution. The Shell Substitute Premises shall be no smaller than the Temporary Premises, and Tenant shall have no obligation to pay more than the monthly rate set forth above regardless of the size of the Shell Substitute Premises unless Tenant actually occupies more than 2,812 rentable square feet of such space, in which event Tenant shall pay for such additional space at the rate of $20.00 per rentable square foot per annum.

         54. Cable Television Service. Landlord shall use reasonable efforts to assist Tenant in obtaining, at Tenant's cost, cable television service to the Premises, provided that (i) In connection therewith, Landlord may, at Landlord's sole discretion, refuse to permit any structural changes to the Building or any changes to the Building systems, and (ii) the terms of any transmission access agreement or rooftop equipment license entered into by Landlord with respect to bringing such service into the Building and to the Premises must be acceptable to Landlord, in Landlord's sole and absolute discretion.

         55. Quiet Enjoyment. If, and so long as, Tenant pays the rent and keeps, observes and performs each and every term, covenant and condition of this Lease on the part or on behalf of Tenant to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease.


         THIS LEASE IS EXECUTED by Landlord and Tenant as of the date set forth at the top of page 1 hereof.

SHORENSTEIN REALTY INVESTORS, L.P.,               CKS GROUP, INC.,
a California limited partnership,                 a Delaware corporation

By The Shorenstein Company, a
    California limited partnership,
    its general partner

By Shorenstein Management, Inc.,
   a California corporation,
   its general partner


    By /s/ Douglas W. Shorenstein                 By: /s/ Carlton H. Baab
       ----------------------------                   --------------------------
       Douglas W. Shorenstein
       President                                  Name: Carlton H. Baab
                                                        ------------------------

       Landlord                                   Title: Chief Operating Officer
                                                         -----------------------
                                                              Tenant

                                    EXHIBIT B

                              RULES AND REGULATIONS

                                   HILLS PLAZA

         1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Landlord shall have the right to remove, at tenant's expense and without notice to tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

                  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the tenant requiring the sign or lettering by a person approved of by Landlord.

                  If Landlord notifies any tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the tenant's premises, such use of such curtains, blinds, shades or screens shall be removed immediately by such tenant. No awning shall be permitted on any part of any tenant's premises. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on any window sills.

         2. No ice, drinking water, towel, barbering or bootblacking, shoeshining, or repair services, or other similar services shall be provided to any premises, except from persons authorized by the Landlord and at the hours and under regulations fixed by the Landlord.

         3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

         4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any tenant or used by any tenant for any purpose other than for ingress to and egress from their premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

         5. Tenants shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of their premises without the prior written consent of the Landlord.

         6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

         7. Tenants shall not overload the floor of their premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface their premises or any part thereof.

         8. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move any tenant's equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.

         9. Tenants shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning their premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or any premises within the Building. Tenants shall not cause any unnecessary labor by reason of their carelessness or indifference in the preservation of good order and cleanliness.

         10. Tenants shall not use, keep or permit to be used or kept any foul or noxious gas or substance in their premises, or permit or suffer their premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about any tenant's premises or the Building. In no event shall tenants keep, use, or permit to be used in their premises or the Building any guns, firearm, explosive devices or ammunition.

         11. No cooking shall be done or permitted by tenants in their premises, nor shall any premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

         12. Tenants shall not use or keep in their premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by the Landlord.

         13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into tenants' premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to any tenant's promises shall be subject to the prior approval of Landlord.

         14. Upon the expiration or earlier termination of tenant leases, each tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished to them by Landlord and any copies of such keys which the tenant has made. In the event the tenant has lost any keys furnished by Landlord, the tenant shall pay Landlord for such keys.

         15. Tenants shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of their premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

         16. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by the Landlord.

         17. On Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to individual tenant's premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

         18. Tenants shall be responsible for insuring that the doors of their promises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or the tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

         19. Landlord reserves the right to exclude or expel from the Building any person who, in the Judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

         20. The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

         21. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

         22. Subject to the right of access by tenants to their premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.

         23. Except as otherwise provided in a tenant's respective lease, each tenant shall store all its trash and garbage within its premises. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord designates. Removal of any furniture or furnishing, large equipment, packing crates, packing materials and boxes shall be the responsibility of each tenant and such items may not be disposed of in the Building trash receptacles nor shall they be removed by the janitorial service for the common areas, except at Landlord's sole option and at the tenant's expense. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.

         24. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and the street address of the Building of which the tenant's promises are a part.

         25. The word "Building" as used herein means the building of which the tenant's premises are a part.

         26. Landlord reserves the right to amend, supplement or delete any of the foregoing rules and regulations and to make such other rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

         27. Neither Landlord nor any operator of the parking areas within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time (the "Parking Areas") shall be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Areas, resulting from fire, theft, vandalism, accident, conduct or other users of the Parking Areas and other persons, or any other casualty or cause. Further, tenants understand and agree that: (a) Landlord shall not be obligated to provide any traffic control, security protection or operator for the Parking Areas; (b) tenants use the Parking Areas at their own risk; and (c) Landlord shall not be liable for personal injury or death, or theft, loss of or damage to property sustained in the Parking Areas.

         28. Tenants (including the employees, agents, invitees, and visitors of tenants) shall use the Parking Areas solely for the purpose of parking passenger model cars, small vans and small trucks and shall comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Areas. The Parking Areas may be used by tenants, or their agents or employees, for occasional overnight parking of vehicles. Tenants shall ensure that any vehicle parked in any of the parking spaces shall be kept in proper repair and shall not leak excessive amounts of oil or grease or any amount of gasoline.

         29. Tenant's right to use the Parking Areas shall be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Areas. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces within the Parking Areas for use by persons selected by Landlord provided that each tenant's rights under its respective lease are preserved. Landlord shall not be liable to any tenant for any unavailability of such tenant's designated spaces, if any, nor shall any unavailability entitle tenants to any refund, deduction, or allowance. Tenants shall not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similarly designated).

         30. If the Parking Areas are damaged or destroyed, or if the use of the Parking Areas is limited or prohibited by any governmental authority, or the use or operation of the Parking Areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's control, the tenants' inability to use their parking spaces shall not subject Landlord or any operator of the Parking Areas to any liability to such tenants and shall not relieve the tenants of any of their obligations under their respective leases.

                                    EXHIBIT C

                               APPRAISAL PROCEDURE


                  Within fifteen (15) days after the expiration of the thirty
(30)-day period set forth in Paragraph 51 or Paragraph 52 of the Lease, as applicable, for the mutual agreement of Landlord and Tenant as to the fair market monthly rental, each party hereto, at its cost, shall engage a real estate appraiser to act on its behalf in determining the fair market monthly rental. The appraisers each shall have at least ten (10) years' experience with leases in first-class high-rise office buildings in the San Francisco Financial District and shall submit to Landlord and Tenant in advance for Landlord's and Tenant's reasonable approval the appraisal methods to be used. If a party does not appoint an appraiser within such fifteen (15)-day period but an appraiser is appointed by the other respective party, the single appraiser appointed shall be the sole appraiser and shall set the fair market monthly rental. If the two appraisers are appointed by the parties as stated in this paragraph, such appraisers shall meet promptly and attempt to set the fair market monthly rental. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last date the two appraisers are given to set the fair market monthly rental. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third appraiser and of the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either party.

                  The third appraiser shall conduct his own investigation of the fair market monthly rent, and shall be instructed not to advise either party of his determination of the fair market monthly rent except as follows: When the third appraiser has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third appraiser to Landlord and Tenant, on which he shall disclose his determination of the fair market monthly rent. Such meeting shall take place in the third appraiser's office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market monthly rent is set forth, the third appraiser shall place his determination of the fair market monthly rent in a sealed envelope. Landlord's appraiser and Tenant's appraiser shall each set forth their determination of fair market monthly rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

                  In the presence of the third appraiser, the determination of the fair market monthly rent by Landlord's appraiser and Tenant's appraiser shall be opened and examined. If the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the fair market monthly rent, the envelope containing the determination of the fair market monthly rent by the third appraiser shall be destroyed and the third appraiser shall be instructed not to disclose his determination. If either party's envelope is blank, or does not set forth a determination of fair market monthly rent, the determination of the other party shall prevail and be treated as the fair market monthly rent. If the higher of the two determinations is more than 105% of the amount of the lower determination, the envelope containing the third appraiser's determination shall be opened. If the value determined by the third appraiser is the average of the values proposed by Landlord's appraiser and Tenant's appraiser, the third appraiser's determination of fair market monthly rent shall be the fair market monthly rent. If such is not the case, fair market monthly rent shall be the rent proposed by either Landlord's appraiser or Tenant's appraiser which is closest to the determination of fair market monthly rent by the third appraiser.

                         [HILLS PLAZA PHASE 1, FLOOR 5]

                                   [EXHIBIT D]